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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE HOWARD HUGHES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 7, 2016

Dear Stockholder:

        You are invited to attend the 2016 annual meeting of stockholders of The Howard Hughes Corporation. The meeting will be held at 8:00 a.m., local time, on Thursday, May 19, 2016, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240.

        Information about the meeting is presented in the following notice of annual meeting of stockholders and proxy statement. The notice is followed by a summary of our proxy statement and general information regarding our annual meeting. We hope that you will be able to attend the annual meeting and we look forward to greeting those stockholders able to attend.

        It is important that your shares be voted at the meeting in accordance with your preference. Whether or not you plan to attend the meeting, please sign, date and return your proxy card or vote using the available internet or telephone voting procedures.

        We look forward to seeing you at the meeting.

Sincerely, William A. Ackman Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2016

        The 2016 annual meeting of stockholders of The Howard Hughes Corporation (the "Company") will be held at 8:00 a.m., local time, on Thursday, May 19, 2016, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240. The meeting will be held for the following purposes:

  1.
  to elect nine directors to hold office until the 2017 annual meeting of stockholders;

  2.
  to conduct an advisory vote on executive compensation;

  3.
  to consider and act upon a proposal to approve the proposed Second Amended and Restated Certificate of Incorporation to permit stockholders to remove directors with or without cause and delete obsolete provisions;

  4.
  to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2016; and

  5.
  to transact such other business as may properly come before the annual meeting.

        Only stockholders of record as of the close of business on March 24, 2016 are entitled to notice of, and to vote at, the annual meeting.

        Your vote is very important. Whether or not you plan to attend the annual meeting, please vote by signing, dating and promptly returning your proxy card or by using the available internet or telephone voting procedures. If you hold shares in an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,
Peter F. Riley Senior Vice President, Secretary and General Counsel
April 7, 2016
Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2016.

The Company's Notice of Annual Meeting, Proxy Statement and 2015 Annual Report to Stockholders
are available on the internet at www.proxyvote.com.

i

PROXY SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References to the Company, "we," "us" or "our" refer to The Howard Hughes Corporation.

Annual Meeting of Stockholders

Time and Date:	8:00 a.m., Thursday, May 19, 2016
Place:	The Westin Galleria Dallas 13340 Dallas Parkway Dallas, Texas 75240
Record Date:	March 24, 2016
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.
Entry:
If you decide to attend the meeting in person, upon your arrival you will need to present valid photo identification and either your admission ticket or proof that you own Company stock. See page 8 for further instructions.

Proposals

Agenda Item		Board Vote Recommendation	Page Reference (for more detail)
1.	Election of nine directors to hold office until the 2017 annual meeting of stockholders	FOR	27
2.	Advisory vote on executive compensation	FOR	31
3.	Proposal to approve the proposed Second Amended and Restated Certificate of Incorporation to permit stockholders to remove directors with or without cause and delete obsolete provisions	FOR	32
4.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016	FOR	34

2015 Compensation Highlights

  •
  David Weinreb, Grant Herlitz, Andrew Richardson and Peter Riley received annual incentive payouts in the amounts set forth below:

  •
  David Weinreb—$3,750,000, a decrease of $1,250,000 or 25.0%, compared to $5,000,000 for 2014;

  •
  Grant Herlitz—$2,400,000, a decrease of $600,000 or 20.0%, compared to $3,000,000 for 2014;

  •
  Andrew Richardson—$1,200,000, a decrease of $300,000 or 20.0%, compared to $1,500,000 for 2014; and

  •
  Peter Riley—$750,000, an increase of $250,000 or 50.0%, compared to $500,000 for 2014.

  •
  At the Company's 2015 annual meeting of stockholders, 98.1% of shares voting voted in support of the Company's executive compensation as described in the 2015 proxy statement.

Compensation Best Practices

        The compensation committee regularly reviews executive compensation best practices when evaluating the Company's compensation policies. The foundation of the Company's compensation policies is to reward employees, including the named executive officers, for achievements that support the mission and strategic objectives of the Company over the long term. The Company's compensation policies include:

  •
  a compensation recovery policy designed to prevent misconduct by any executive officers;

  •
  a "double trigger" change-in-control severance payment provision in the employment agreements of the Chief Executive Officer; President; Chief Financial Officer; and Senior Vice President, Secretary and General Counsel;

  •
  a "double trigger" change-in-control acceleration provision in the equity award agreements for the President; Chief Financial Officer; and Senior Vice President, Secretary and General Counsel (the Company had not granted any equity awards to the Chief Executive Officer as of December 31, 2015);

  •
  minimum stock ownership guidelines for the Chief Executive Officer; President; Chief Financial Officer; and Senior Vice President, Secretary and General Counsel; and

  •
  no tax gross-ups in executive employment agreements

Prohibition on Hedging, Pledging and other Types of Transactions Involving the Company's Securities

        The Company's Insider Trading Policy prohibits short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders involving Company securities.(1)

(1)
William A. Ackman, the Chairman of the Board of Directors, is exempt from the prohibition of hedging transactions solely in connection with any hedging or swap transaction entered into by Pershing Square Capital Management, L.P. or any of its affiliates or subsidiaries.

2015 NEO Compensation Summary

        A summary of the compensation paid to/received by each of our named executive officers during 2015 is set forth below.

Name and Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation/ Bonus ($)	All Other Compensation ($)	Total Compensation ($)
David R. Weinreb Chief Executive Officer	1,000,000	—	3,750,000	$72,000	4,822,000
Grant Herlitz President	750,000	2,394,325	2,400,000	—	5,544,325
Andrew Richardson Chief Financial Officer	500,000	1,596,226	1,200,000	—	3,296,226
Peter Riley Senior Vice President, Secretary and General Counsel	500,000	798,039	750,000	—	2,048,039
Christopher Curry Senior Executive Vice President of Development	500,000	382,043	500,000	—	1,382,043

Primary Components of 2015 Compensation for Executive Officers

        Below is a summary of the primary components of executive compensation.

Type	Form	Terms	Page Reference (for more detail)
Equity	Restricted Stock	Generally an annual grant with five-year cliff vesting, 50% of which is subject to total shareholder return thresholds and 50% of which is subject to continued service	46
Cash	Base Salary	Generally set forth in employment agreement and eligible for increase at periodic intervals	44
	Annual Cash Incentive	Earned based on attainment of pre-established financial performance targets and achievement against strategic goals set forth by the compensation committee	44
	Bonus	Earned based on overall performance against pre-established performance goals (applies to Mr. Curry only)	46
Other Employee Benefits	401(k), health coverage	Receive the same employee benefits as all employees	48

2015 Pay Mix

        Named executive officer compensation is weighted more heavily towards variable compensation through the use of annual and long-term incentives. Payouts of annual incentive compensation are subject to the Company achieving a minimum threshold of consolidated gross revenues and the individual named executive officer's achievement of personal performance goals set by the compensation committee. Long-term incentives are divided into two, equal components. One component is based on total shareholder return and the other is based upon continued service with the Company. Mr. Curry does not participate in the Company's annual incentive compensation program. As a result, the Compensation Committee has determined that Mr. Curry is eligible to receive an annual bonus reward. As the following charts show, on average, over 75% of named executive officer compensation is variable compensation.

THE HOWARD HUGHES CORPORATION

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2016

QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT
AND THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), The Howard Hughes Corporation (the "Company") has elected to provide access to its proxy materials over the internet or, upon your request, through the mail. These materials are being provided in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Company's 2016 annual meeting of stockholders or any postponement or adjournment thereof (the "Annual Meeting"). Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the "Notice") on or about April 7, 2016 to stockholders entitled to notice of and to vote at the meeting.

        All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the internet.

        You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Annual Meeting will be held at 8:00 a.m., local time, on Thursday, May 19, 2016, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240.

How can I get electronic access to the proxy materials?

        The Notice will provide you with instructions regarding how to:

  •
  view the Company's proxy materials for the Annual Meeting on the internet; and

  •
  instruct the Company to send future proxy materials to you electronically by email.

        The Company's proxy materials are also available on the Company's website at www.howardhughes.com.

        If you previously elected to access your proxy materials over the internet, you will not receive a Notice or printed proxy materials in the mail. Instead you have received an email with a link to the proxy materials and voting instructions.

        Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you thereby lowering the costs associated with the Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is included in the proxy materials?

        The proxy materials include:

  •
  the Company's Notice of the Annual Meeting;

  •
  this proxy statement for the Annual Meeting; and

  •
  the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016.

        If you requested printed versions of these materials by mail, the proxy materials will also include a proxy card (for stockholders of record) or a voting instruction form (for beneficial owners) for the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of Company common stock at the close of business on March 24, 2016, are entitled to receive notice of and to vote their shares at the Annual Meeting. On March 24, 2016, there were 39,832,176 shares of Company common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

        If your shares are registered in your name with the Company's transfer agent, Computershare Trust Company, N.A., you are considered a "stockholder of record." If your shares are held in an account with a broker, bank or other nominee, you are considered the "beneficial owner." As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

How do I vote?

        You may vote using any of the following methods:

By internet or telephone

If you are a stockholder of record, you will need the control number included on your Notice, proxy card or in the email that you receive to access the proxy statement and annual report. Follow the instructions to vote your shares electronically on the internet or by calling the toll-free number provided to you.

If you are a beneficial owner of shares, you may vote your shares electronically on the internet by following the instructions sent to you by your broker, bank or other holder of record or by calling the toll-free number provided to you.
By mail

If you are a stockholder of record, you may request from us, by following the instructions on your Notice or in the email that you received, printed copies of the proxy statement and annual report, which will include a proxy card.

If you are a beneficial owner of shares, follow the instructions from your broker, bank or other holder of record to request copies of the proxy statement and annual report, which will include a voting instruction form.
Be sure to complete, sign and date the proxy card or voting instruction form and return it in the manner instructed.
In person at the Annual Meeting

All stockholders of record may vote in person at the Annual Meeting. You can request a ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

Internet and telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 18, 2016. The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. You should follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote on the internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the internet or mail voting methods. Your vote is important. Your timely response can save us the expense of attempting to contact you again.

What can I do if I change my mind after I submit my proxy?

        If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

  •
  delivering written notice revoking your proxy to the Corporate Secretary at the Company's address set forth above;

  •
  timely delivering a new later-dated proxy using one of the methods described above; or

  •
  voting in person at the Annual Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What shares are included in my proxy?

        If you are a stockholder of record, you will receive one proxy card for all of your shares that are registered in your name with the Company's transfer agent. If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other nominee will indicate the number of shares of Company common stock held by them on your behalf. If you received more than one proxy card or voting instructions, then your shares are likely registered in more than one name with the Company's transfer agent and/or held in more than one account with your broker, bank or other nominee. Please complete, sign, date and return each proxy card and/or voting instructions to ensure that all of your shares are voted.

What happens if I do not give specific voting instructions?

        All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions. If a properly executed proxy gives no specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, then under the rules of the New York Stock Exchange, they may only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares.

        Your broker, bank or other nominee will not be permitted to vote on your behalf on the election of directors, the advisory vote on executive compensation, the proposal to approve the proposed Second Amended and Restated Certificate of Incorporation and other matters to be considered at the Annual Meeting, unless you provide specific instructions by completing and returning a properly executed proxy or following the instructions provided to you to vote your shares. For your vote to be counted, you need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

What constitutes a quorum?

        A majority of the outstanding shares of common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting.

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who can attend the Annual Meeting?

        The Annual Meeting is open to all holders of the Company's common stock. Each stockholder is permitted to bring one guest. No cameras, recording equipment, large bags, briefcase or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees.

Do I need a ticket to attend the Annual Meeting?

        Yes, you will need an admission ticket or proof of ownership of the Company's common stock to enter the meeting. If your shares are registered in your name and you have elected to receive paper copies of the proxy materials, you will find an admission ticket attached to the proxy card sent to you. If your shares are held in the name of your broker, bank or other nominee or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification.

        IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN COMPANY COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

What will the stockholders vote on at the annual meeting, what are the voting requirements for each of the matters to be voted on at the Annual Meeting and what are the Board's voting recommendations?

Proposal	Vote Necessary to Approve Proposals	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
No. 1—Election of Directors	Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to the nominee, excluding abstentions	No	Abstentions and broker non-votes are not considered votes cast	FOR each nominee
No. 2—Advisory Vote on Executive Compensation	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will be considered votes cast against the matter and broker non-votes are not considered votes cast	FOR
No. 3—Approval of Second Amended and Restated Certificate of Incorporation	Affirmative vote of a majority of the outstanding shares entitled to vote	No	Abstentions and broker non-votes will be considered votes cast against the matter	FOR
No. 4—Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2016	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting	Yes	Abstentions will be considered votes cast against the matter	FOR

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR
COMPENSATION AND STOCK OWNERSHIP

Corporate Governance and Risk Management

        The Board has adopted the following policies to serve as the governing framework of the Company:

  •
  corporate governance guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders;

  •
  a code of business conduct and ethics applicable to the Company's directors;

  •
  a code of business conduct and ethics applicable to the Company's officers and other employees; and

  •
  written charters for its audit committee, compensation committee, nominating and corporate governance committee and risk committee.

        The Company's corporate governance guidelines, codes of business conduct and ethics and committee charters are available on the Company's website at www.howardhughes.com under the Investors tab. You may also obtain a copy of these policies upon written request to the Company's Corporate Secretary at its principal executive office.

        The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interests of the Company and as appropriate to comply with any new SEC or New York Stock Exchange ("NYSE") corporate governance requirements.

        The Board may, at its discretion, elect a Chairman of the Board from among the directors. If at any time the Chairman of the Board is a current or former executive officer of the Company, or for any reason is not an independent director, a presiding director will be selected by the independent directors from among the directors who are not current or former executive officers of the Company and are otherwise independent. The Board adopted this structure to promote decision-making and governance that are independent of the Company's management and to better perform the Board's monitoring and evaluation functions. Presently, the positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board, William Ackman, is not a member of Company management.

        The Board has established a policy that its non-management directors meet in executive session, without members of management present at least four times per year; provided, however, that any non-management director may request additional executive sessions of the non-management directors at any time, if and when necessary, to discuss any matter of concern. The Chairman of the Board or presiding director presides over each executive session. The Board policy provides that if the Board includes non-management directors that are not independent, at least one executive session each year will include only independent directors.

        The Company believes the foregoing policies and practices, when combined with the Company's other governance policies and procedures, provide an appropriate framework for oversight, discussion and evaluation of decisions and direction from the Board.

        The Board views risk management as one of its primary responsibilities. A fundamental part of risk management is not only understanding the risks that the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In 2012, the Board established the risk committee. The risk committee assists the Board with the formulation of risk strategies and oversees the development and implementation of the Company's enterprise risk management program (the "ERM Program"), which is an enterprise-wide program designed to enable effective and efficient identification of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. While the Board maintains oversight responsibility for risk management, the Board's other standing committees support the Board and risk committee by regularly addressing various risks in their respective areas of oversight. Specifically, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements. The compensation committee considers and evaluates whether the Company's compensation structure establishes appropriate incentives for executives and other employees of the Company, including whether the Company's compensation policies and practices for its executives and employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. The nominating and corporate governance committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance, succession planning and emergency procedures. Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

Director Independence

        NYSE corporate governance guidelines require that at least a majority of the members of the Board meet the NYSE criteria for independence. The Board has determined that each of its non-management directors, which include Mr. Ackman, Mr. Flatto, Mr. Furber, Mr. Krow, Mr. Model, Mr. Sellers, Mr. Shepsman, Mr. Tansky and Ms. Tighe, is independent under the NYSE independence standards. Mr. Weinreb is not independent because he is the chief executive officer of the Company.

Director Nominations

        Qualifications.    The nominating and corporate governance committee considers a number of factors in its evaluation of director candidates. These factors include their specific experience, qualifications, attributes and skills in light of the Company's business. The nominating and corporate governance committee is also responsible for recommending the nomination of those incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves.

        While the nominating and corporate governance committee has not established specific criteria relating to a candidate's age, education, experience level or skills, qualified candidates are expected to have strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, retail, financial reporting, risk management and/or business strategy. Under our Diversity Policy, the nominating and corporate governance committee also considers the independence of the nominee, availability for service to the Company (including any potential conflicts of interest), age of the incumbent directors on the Board, diversity and the Board's anticipated needs with regard to director expertise. With regard to diversity, the nominating and corporate governance committee is committed to considering candidates for the Board regardless of gender, ethnicity and national origin. The Diversity Policy was adopted by the nominating and corporate governance committee on October 12, 2011, and its effectiveness will be evaluated from time to time.

        Stockholder Recommendations.    The nominating and corporate governance committee will consider recommendations of potential candidates from stockholders based on the same criteria as a candidate identified by the nominating and corporate governance committee.

        To recommend a candidate, a stockholder must provide notice to the Company. The notice must include the following:

  •
  as to each person being recommended, all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested elections;

  •
  such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  a description of all direct and indirect compensation between the company and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and, if applicable, the beneficial owner of the shares held by such stockholder.

For information regarding when notice must be received to be considered timely, see "Stockholder Proposals for 2017 Annual Meeting of Stockholders."

Communications with the Board

        Any stockholder and other interested party may communicate with the Board, any Board committee, the non-management directors or any individual director. All written communications must identify the recipient and the author and be sent by certified mail to: The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary. The Corporate Secretary will act as agent for the directors in facilitating these communications.

Codes of Business Conduct and Ethics

        The Company has adopted a code of business conduct and ethics applicable to the Company's directors and a code of business conduct and ethics applicable to the Company's officers and other employees. The purpose of these codes is to, among other things, affirm the Company's commitment to the highest standards of business conduct and ethics, integrity and attendant compliance reporting in accordance with all applicable laws. The codes set forth a common set of values and standards to which all of the Company's directors, officers and employees are expected to adhere. The Company will post information regarding any amendment to, or waiver from, its codes of business conduct and ethics on its website under the Investors tab as required by applicable law.

 THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The Board

        Nine of our directors are non-management directors. Under the Company's amended and restated bylaws, the Board may select one of its members to be Chairman of the Board. Currently, William Ackman is the Chairman of the Board.

        Under the Company's corporate governance guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. Each director is expected to attend the annual meeting of stockholders. The Board held a total of seven meetings in 2015. All directors attended 75% or more of the meetings of the Board and of the committees and asset subcommittees on which they served during 2015. All the directors then in office attended our 2015 annual meeting of stockholders.

        Our individual Board members have varied expertise and bring extensive professional experience both within and outside the real estate industry. This provides our Board with a vast collective skill set which is advantageous to the Board's oversight of our Company. While the industry-specific expertise possessed by certain of our Board members is essential, we also benefit from the viewpoints of our directors with expertise outside the real estate industry. These varied perspectives expand the Board's ability to provide relevant guidance to our business.

Board Committees

        The Board has five standing committees: audit committee, compensation committee, nominating and corporate governance committee, retail and design committee and risk committee, each of which is described below. Each committee operates under a written charter adopted by the Board, with the exception of the retail and design committee, whose responsibilities were set forth in resolutions adopted by the Board. The table below sets forth the current composition of Board committees.

        The audit committee oversees the Company's accounting and financial reporting processes and the audits of the Company's financial statements. The functions and responsibilities of the audit committee include:

  •
  appointing, retaining and replacing the independent registered public accounting firm;

  •
  managing and overseeing the work of the independent registered public accounting firm;

  •
  pre-approving all auditing services, internal control related services and permitted non-audit services to be performed for the Company by the independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm financial statement and disclosure matters;

  •
  reviewing the findings and recommendations of the Company's independent registered public accounting firm and management's response to the recommendations of that firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm the Company's major financial and accounting risk exposures;

  •
  overseeing the internal audit function;

  •
  overseeing compliance with applicable legal and regulatory requirements as it relates to financial reporting;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

  •
  reviewing the adequacy of the audit committee charter on an annual basis.

        The Company's independent registered public accounting firm reports directly to the audit committee. Each member of the audit committee has the ability to read and understand fundamental financial statements. The Board has determined that each member of the audit committee is "independent" as defined by NYSE corporate governance standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board has also determined that Mr. Shepsman meets the requirements of an "audit committee financial expert" as defined by the rules of the SEC.

Compensation Committee

        The compensation committee establishes, administers and reviews the Company's policies, programs and procedures for compensating its executive officers and the Board. The functions and responsibilities of the compensation committee include:

  •
  evaluating the performance of and determining the compensation for the Company's executive officers, including its Chief Executive Officer;

  •
  reviewing, approving and recommending to the Board the Company's incentive plans;

  •
  reviewing and approving employment and other contracts relating to compensation with the Company's executive officers;

  •
  reviewing director compensation policies, objectives and programs and approving the form and amount of director compensation;

  •
  reviewing and discussing with management the Compensation Discussion and Analysis to be included in the Company's annual reports or proxy statement; and

  •
  reviewing the adequacy of the compensation committee charter on an annual basis.

        The Board has determined that each member of the compensation committee is "independent" as defined by NYSE corporate governance standards.

Nominating and Corporate Governance Committee

        The functions and responsibilities of the nominating and corporate governance committee include:

  •
  developing and recommending corporate governance guidelines applicable to the Board and the Company's employees;

  •
  developing criteria and qualifications for directors to be used in identifying, reviewing and selecting director candidates;

  •
  identifying and recommending individuals qualified to be directors;

  •
  reviewing relationships between directors, the Company and members of management and recommending to the Board whether directors are independent;

  •
  recommending committee composition and assignments; and

  •
  reviewing the adequacy of the nominating and corporate governance committee charter on an annual basis.

        The Board has determined that each member of the nominating and corporate governance committee is "independent" as defined by NYSE corporate governance standards.

Retail and Design Committee

        The functions and responsibilities of the retail and design committee include:

  •
  approving policies, principles, guidelines, goals, parameters and objectives applicable to retail properties;

  •
  evaluating and overseeing the implementation of the Company's development and leasing strategies for retail properties, which will include the evaluation of tenants, proposals, projects under development, local market conditions, industry trends and regulatory issues and other factors likely to influence the Company's management of retail properties; and

  •
  providing feedback regarding major decision points in connection with the Company's development and leasing strategies for retail properties.

Risk Committee

        The risk committee oversees all aspects of the ERM Program and the efforts of management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk. The functions and responsibilities of the risk committee include:

  •
  assessing and evaluating critical risks;

  •
  approving the Company's enterprise wide, risk management framework;

  •
  reviewing policies and procedures established and implemented by management to understand general enterprise and related business risk inherent in the Company's business;

  •
  providing strategic consultation and input to management to assist management in evaluating policies and practices that provide the framework to ensure operational efficiency and necessary controls for operational and other risks;

  •
  overseeing the delegation of risk-related responsibilities to each Board committee; and

  •
  reviewing the adequacy of the risk committee charter on an annual basis.

        The Board has determined that each member of the risk committee is "independent" as defined by NYSE corporate governance standards.

2015 Director Compensation

        Annual Compensation.    The table below summarizes the director compensation plan approved by the Board.

Board Service:
Annual Retainer	$165,000
Meeting Fee (in person)	2,000
Meeting Fee (telephonic)	750
Board Committee Service:
Audit Committee Chair	$30,000
Audit Committee Member	15,000
All Other Committee Chairs	7,500
All Other Committee Members	3,750
Audit Committee Meeting Fee (in person or telephonic meetings requiring significant preparation, i.e. review of periodic reports)	1,500
Audit Committee Meeting Fee (all other in person meetings)	1,000
Audit Committee Meeting Fee (all other telephonic meetings)	750
All Other Committee Meeting Fees (in person)	1,000
All Other Committee Meeting Fees (telephonic)	500

        The annual retainer for Board service is paid 50% in cash and 50% in restricted stock. Directors may elect annually to increase the portion of their annual retainer for Board service that is payable in restricted stock up to 100%.

        The Board may meet in subcommittees to discuss actions for certain of our assets. At the discretion of the Board (who delegated the decision to management), the members of an asset subcommittee may be paid $1,000 for an in-person meeting or $500 for a telephonic meeting.

        The Company also reimburses directors for all expenses incurred in attending Board and Board committee meetings. A director who is, or becomes, an employee of the Company does not receive additional compensation for serving as a director.

        Director Compensation Table.    The table below sets forth the compensation earned by each of the Company's directors during 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
William Ackman(3)	0	0	0
Adam Flatto	108,500	82,500	191,000
Jeffrey Furber	22,500	165,000	187,500
Gary Krow	48,125	165,000	213,125
Allen Model	96,875	131,855	228,730
R. Scot Sellers	34,875	165,000	199,875
Steven Shepsman	153,500	82,500	236,000
Burton Tansky	21,250	165,000	186,250
Mary Ann Tighe	21,000	165,000	186,000

(1)
Mr. Weinreb, a director and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director. The compensation earned by Mr. Weinreb as an employee of the Company during 2015 is shown in "Executive Compensation—Summary Compensation Table."

(2)
Represents the aggregate grant date fair value of restricted stock granted to the Company's non-management directors. Pursuant to SEC rules, the dollar amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, and exclude the effect of estimated forfeitures. As of December 31, 2015, the number of shares of restricted stock held by each of the directors listed in the table above were as follows: Mr. Flatto (564), Mr. Furber (1,128), Mr. Krow (1,128), Mr. Model (902), Mr. Sellers (1,128), Mr. Shepsman (564), Mr. Tansky (1,128) and Ms. Tighe (1,128)

(3)
Mr. Ackman waived all compensation relating to his service as a director of the Company.

Stock Ownership Guidelines

        The stock ownership guidelines for non-management directors and officers were adopted to align their interests with those of the Company's stockholders and strengthen the Company's commitment to sound corporate governance. The stock ownership guidelines provide that (a) each non-management director that was a member of the Board prior to May 14, 2013 is required to own shares of Company common stock with a value equal to five times the original annual retainer ($112,000) for Board service within five years of the date of appointment, and (b) each non-management director appointed after May 14, 2013 is required to own shares of Company common stock with a value equal to five times the new annual retainer for Board service ($165,000) within five years of the date of appointment. In determining whether a director has met the minimum stock ownership guidelines, shares of common stock the Company and restricted stock of the Company will be, in each case, valued based upon the closing price of Company's common stock on the applicable determination date. Each director is compliant with the stock ownership guidelines.

        Effective in 2015, the Company adopted stock ownership guidelines for the following officers:

  •
  David Weinreb—10 times base salary;

  •
  Grant Herlitz—5 times base salary;

  •
  Andrew Richardson—3 times base salary; and

  •
  Peter Riley—2 times base salary.

        In determining whether an officer has met the minimum stock ownership guidelines, shares of common stock of the Company, restricted stock of the Company and shares of common stock of the Company underlying options or warrants will be, in each case, valued based upon (a) the per share closing price on the applicable determination date for shares of common or restricted stock and (b) the difference between the per share closing price on the applicable determination date and the exercise price for each option or warrant. Each officer is complaint with the stock ownership guidelines.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL HOLDERS

        The tables below provide information regarding the beneficial ownership of the Company's common stock as of March 24, 2015, by:

  •
  each director of the Company;

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  all directors and executive officers as a group; and

  •
  each beneficial owner of more than 5% of the Company's common stock.

        The table below lists the number and percentage of shares beneficially owned based on 39,832,176 shares of common stock outstanding as of March 24, 2016. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, the Company believes each stockholder named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
William Ackman(1)	5,484,684	13.1%
Adam Flatto(2)	16,668	*
Jeffrey Furber(2)	14,870	*
Gary Krow(2)	10,501	*
Allen Model(2)	11,918	*
R. Scot Sellers(2)	29,816	*
Steven Shepsman(2)(3)	10,972	*
Burton M. Tansky(2)	7,596	*
Mary Ann Tighe(2)(4)	16,982	*
David R. Weinreb(5)	10,000	*
Grant Herlitz(6)	39,203	*
Andrew Richardson(7)	43,221	*
Peter Riley(8)	20,482	*
Christopher Curry(9)	9,084	*
All directors and executive officers as a group (20 persons)	5,759,869	13.8%

*
Less than 1%.

(1)
Represents (a) 3,568,017 shares held by Pershing Square L.P. ("PS"), Pershing Square II, L.P. ("PSII"), Pershing Square International, Ltd (together with its wholly-owned subsidiary, PSRH, Inc., "Pershing Square International") and Pershing Square Holdings, Ltd ("PSH" and together with PS, PSII and Pershing Square International, (the "Pershing Square Funds") and (b) 1,916,667 shares underlying a warrant held by the Pershing Square Funds that is currently exercisable. Mr. Ackman may be deemed to be the beneficial owner of these shares by virtue of his position as Chief Executive Officer of Pershing Square Capital Management, L.P. ("Pershing Square"), the investment advisor to the Pershing Square Funds, and as managing member of PS Management GP, LLC ("PS Management"), the general partner of Pershing Square, and Pershing Square GP, LLC ("Pershing Square GP"), the general partner of each of PS and PSII. The Pershing

  Square Funds also have additional economic exposure to approximately 5,399,839 shares of common stock of the Company under certain cash-settled total return swaps (the "Swaps"). See "Five Percent Holders" for more information.

(2)
Includes shares of restricted stock for which the following directors have sole voting power, but no dispositive power: Mr. Flatto (564), Mr. Furber (1,128), Mr. Krow (1,128), Mr. Model (902), Mr. Sellers (1,128), Mr. Shepsman (564), Mr. Tansky (1,128) and Ms. Tighe (1,128). These shares of restricted stock will vest on May 19, 2016.

(3)
Includes 9,005 shares held by Sam De Realty II, L.P. ("Sam De Realty"), a limited partnership for which Mr. Shepsman is the general partner. By virtue of his position as general partner of Sam De Realty, Mr. Shepsman may be deemed to be the beneficial owner of such shares.

(4)
Includes 9,386 shares that were purchased by Ms. Tighes' husband. By virtue of this relationship, Ms. Tighe may be deemed to be the beneficial owner of such shares.

(5)
Represents 10,000 shares that were purchased by Mr. Weinreb on June 3, 2013.

(6)
Includes (a) 9,097 shares of restricted stock granted to Mr. Herlitz, the President of the Company, in June 2013 of which he has sole voting power, but no dispositive power, (b) 6,945 shares of restricted stock granted to Mr. Herlitz in March 2014 for which he has sole voting power, but no dispositive power, (c) 10,121 shares of restricted stock granted to Mr. Herlitz in February 2015 for which he has sole voting power, but no dispositive power and (d) 13,040 in February 2016 for which he has sole voting power, but no dispositive power.

(7)
Includes (a) 20,000 shares of restricted stock granted to Mr. Richardson, the Chief Financial Officer of the Company, in March 2011 for which he has sole voting power, but no dispositive power, (b) 4,852 shares of restricted stock granted to Mr. Richardson in June 2013 for which he has sole voting power, but no dispositive power, (c) 3,472 shares of restricted stock granted to Mr. Richardson in March 2014 for which he has sole voting power, but no dispositive power, (d) 6,747 shares of restricted stock granted to Mr. Richardson in February 2015 for which he has sole voting power, but no dispositive power and (e) 8,150 in February 2016 for which he has sole voting power, but no dispositive power.

(8)
Includes (a) 10,000 shares of restricted stock granted to Mr. Riley, Senior Vice President, Secretary and General Counsel of the Company, in May 2011 for which he has sole voting power, but no dispositive power, (b) 1,819 shares of restricted stock granted to Mr. Riley in June 2013 for which he has sole voting power, but no dispositive power, (c) 1,215 shares of restricted stock granted to Mr. Riley in March 2014 for which he has sole voting power, but no dispositive power, (d) 3,373 shares of restricted stock granted to Mr. Riley in February 2015 for which he has sole voting power, but no dispositive power and (e) 4,075 in February 2016 for which he has sole voting power, but no dispositive power.

(9)
Includes (a) 3,000 shares of restricted stock granted to Mr. Curry, Senior Executive Vice President, Development of the Company, in June 2013 for which he has sole voting power, but no dispositive power, (b) 1,762 shares of restricted stock granted to Mr. Curry in February 2014 for which he has sole voting power, but no dispositive power, (c) 1,606 shares of restricted stock granted to Mr. Curry in February 2015 for which he has sole voting power, but no dispositive power and (d) 2,716 in February 2016 for which he has sole voting power, but no dispositive power.

        In November 2010, Mr. Weinreb, the Chief Executive Officer and a director of the Company, and Mr. Herlitz, the President of the Company, purchased warrants in connection with joining the Company as executive officers. Mr. Weinreb purchased a warrant to acquire 2,367,985 shares for $15.0 million and Mr. Herlitz purchased a warrant to acquire 315,731 shares for $2.0 million. In March 2011, in connection with joining the Company, Mr. Richardson, the Chief Financial Officer of the Company, purchased a warrant from the Company to acquire 178,971 shares for $2.0 million. The purchase prices were paid in cash and determined by the Board, with the assistance of an outside advisor, to equal the fair value of the warrants on the issue date. These warrants were made as an investment by each of Messrs. Weinreb, Herlitz and Richardson and are not compensation.

        These warrants became fully vested at the time of purchase, but do not become exercisable until the sixth anniversary of the date of purchase, subject to limited exceptions. In accordance with SEC rules, the shares of Company common stock underlying the warrants are not included in the table above because the warrants are not exercisable within 60 days of the date of the information provided in the table.

Five Percent Holders

        The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, other than directors and officers of the Company, known by the Company to beneficially own 5% or more of the Company's outstanding common stock. The information regarding beneficial ownership of common stock by each entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on March 24, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Pershing Square(1) 888 Seventh Avenue, 42nd Floor New York, New York 10019	5,484,684	13.1
Horizon Kinetics LLC(2) 470 Park Avenue South, 4th Floor South New York, New York 10016	4,188,629	10.5
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,371,337	5.95

(1)
According to a Schedule 13D/A filed by (i) Pershing Square, (ii) PS Management and (iii) William Ackman (collectively, the "Pershing Reporting Persons") with the SEC on January 4, 2016, these shares include 1,916,667 shares underlying a warrant that is currently exercisable. The Pershing Reporting Persons share voting and investment power with respect to these shares.

The Pershing Reporting Persons entered into the Swaps for the benefit of the Pershing Square Funds. The Swaps constitute economic exposure to approximately 5,399,839 common shares of the Company. Under the terms of the Swaps (a) the applicable Pershing Square Fund will be obligated to pay to the counterparty any negative price performance of the number of common shares of the Company subject to the applicable Swap as of the expiration date of such Swap, plus interest at the rates set forth in the applicable contracts, and (b) the counterparty will be obligated to pay to the applicable Pershing Square Fund any positive price performance of the notional number of common shares of the Company subject to the applicable Swap as of the expiration date of the Swaps. With regard to certain of the Swaps, any notional dividends on such notional common shares of the Company will be paid to the applicable Pershing Square Fund during the term of the Swap. With regard to the balance of the Swaps, any notional dividends on such notional common shares of the Company during the term of the Swaps will be paid to the applicable Pershing Square Fund at maturity. All balances will be cash settled at the expiration date of the Swaps.

The Swaps do not give the Reporting Persons direct or indirect voting, investment or dispositive control over any securities of the Company and do not require the counterparty thereto to acquire, hold, vote or dispose of any securities of the Company. Accordingly, the Reporting Persons disclaim any beneficial ownership of any notional common shares of the Company that may be referenced in such contracts or common shares of the Company or other securities or financial instruments that may be held from time to time by any counterparty (or its affiliates) to the contracts.

(2)
According to a Schedule 13G/A filed by Horizon Kinetics LLC ("Horizon") and Horizon Asset Management LLC ("Horizon Assets") with the SEC on February 16, 2016. Horizon has sole voting and dispositive power with respect to 4,188,629 shares of our common stock and Horizon Assets has sole voting and dispositive power with respect to 2,236,277 shares of our common stock.

(3)
According to a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 11, 2016. Vanguard has sole voting power with respect to 26,542 shares of our common stock, shared voting power with respect to 2,000 shares of our common stock, sole dispositive power with respect to 2,344,895 shares of our common stock and shared dispositive power with respect to 26,442 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. These reporting persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2015 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were in compliance with Section 16(a).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Ackman, Krow, Sellers and Tansky and Ms. Tighe served on the compensation committee in 2015. None of the members of the compensation committee are or have been an officer or an employee of the Company. In addition, during 2015, none of the Company's executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or the Company's compensation committee.

 RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

Related Party Transactions Policy

        The Company has adopted a written policy relating to the approval of related party transactions. Under this policy, the audit committee reviews certain financial transactions, arrangements and relationships between the Company and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:

  •
  any director, director nominee or executive officer of the Company;

  •
  any beneficial owner of more than 5% of the Company's outstanding stock; and

  •
  any immediate family member of any of the foregoing.

        Audit committee review is required for any financial transaction, arrangement or relationship that:

  •
  involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

  •
  would cast doubt on the independence of a director;

  •
  would present the appearance of a conflict of interest between the Company and the related party; or

  •
  is otherwise prohibited by law, rule or regulation.

        The audit committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with the Company. Any member of the audit committee who is a related party with respect to a transaction under review is not permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee reports its action with respect to any related party transaction to the Board.

        The following are summaries of transactions entered into by the Company prior to, in connection with and after the Company's spin-off from General Growth Properties, Inc. ("GGP") in November 2010. Each of the transactions entered into by the Company prior to or in connection with the spin-off was reviewed and approved by GGP, the Company's then sole stockholder. Each of the transactions entered into by the Company after the spin-off was reviewed and approved by the Company's audit committee, with the exception of the sale of warrants to Messrs. Weinreb, Herlitz and Richardson. The sale of warrants to those individuals was approved initially by the compensation committee and then by the Board.

Transactions in Connection with the Spin-Off

        Pursuant to GGP's plan of reorganization, GGP entered into agreements with each of certain affiliates of Brookfield Asset Management ("Brookfield"), Fairholme Fund and Fairholme Focused Income Fund (collectively, "Fairholme") and Pershing Square pursuant to which these entities purchased an aggregate of $250.0 million of Company common stock at the effective time of the spin-off. At the effective time of the spin-off, the Company also entered into (a) warrant agreements, registration rights agreements and stockholders agreements with each of Brookfield, Fairholme and Pershing Square, (b) a registration rights agreement with General Trust Company and (c) a standstill agreement with Pershing Square. The agreements between the Company and Fairholme terminated in

2012 after the Company purchased its outstanding warrants. The agreements between Brookfield and the Company terminated in 2013 after Brookfield disposed of all of its shares of the Company. The key terms of each of the agreements that remain effective are summarized below. See "Security Ownership of Management and Certain Beneficial Holders—Five Percent Holders" for the current beneficial ownership of Company common stock held by Pershing Square.

Warrant Purchase Agreement

        In November 2010, the Company issued warrants to purchase 1,916,667 shares of Company common stock to Pershing Square. The warrants issued to Pershing Square can only be exercised on a net share basis, which means that the exercise price for the warrants will not be paid in cash, but rather will be netted against the shares received upon exercise of the warrants, resulting in fewer shares being issued. Upon certain change in control events, Pershing Square has the right to require that the warrants be canceled in exchange for a cash payment equal to the fair value of the warrants as determined using a Black-Scholes-based formula.

Registration Rights Agreements

        In November 2010, the Company entered into a registration rights agreement with Pershing Square with respect to Company common stock held by Pershing Square. The agreement with Pershing Square requires the Company to maintain a shelf registration statement covering the shares held by Pershing Square. Additionally, Pershing Square may require the Company to:

  •
  register shares of Company common stock held by them having an estimated aggregate fair market value of at least $25.0 million;

  •
  undertake up to three underwritten offerings, but no more than one underwritten offering during any 12-month period; and

  •
  include shares of Company common stock held by them in any registration statement whenever the Company proposes to register shares of its common stock.

        The Company has agreed to pay all expenses, other than underwriting discounts and commissions, in connection with the registration rights agreement, including legal and accounting fees incurred by the Company, printing costs and the fees of one law firm for the selling stockholder. Additionally, the Company has agreed to indemnify these stockholders against certain liabilities, including liabilities under the federal securities laws.

Stockholder Agreement

        In November 2010, the Company entered into an agreement with Pershing Square. Under this agreement, subject to certain exceptions, if the Company makes a public or non-public offering of its common stock (or securities convertible or exchangeable into common stock), Pershing Square has a right to acquire the securities for the same price and on the same terms up to the amount needed for it to maintain its aggregate proportionate common stock-equivalent interest in the Company on a fully diluted basis. This right will terminate for Pershing Square when it beneficially owns less than 5% of the Company's outstanding shares on a fully diluted basis (as defined in the agreements).

        Under the stockholder agreement with Pershing, the Company has agreed to nominate and use its reasonable best efforts to elect to the Board certain director nominees designated by Pershing Square. Pershing Square has the right to nominate three directors so long as it beneficially owns at least a 17.5% fully diluted economic interest (as defined in the agreement) in the Company and two Board designees so long as it beneficially owns at least a 10% interest in the Company on a fully diluted basis. Board members designated by Pershing Square are not required to be independent but are subject to reasonable eligibility criteria applied in good faith to other Board candidates by the nominating and corporate governance committee. Pershing Square's current Board designees are William Ackman, Gary Krow and Allen Model.

Standstill Agreement

        In November 2010, the Company entered into an agreement with Pershing Square to, among other things:

  •
  limit Pershing Square's economic interest in Company common stock to 40% of the Company's outstanding common stock and set forth required approvals for Pershing Square to increase its economic interest above the agreed upon limit;

  •
  require Pershing Square, with respect to any matter the Board has recommended our stockholders not approve, to vote any of its shares in excess of 30% of the Company's common stock against such matter or in proportion to other stockholders;

  •
  set forth required Board and stockholder approvals for certain change in control transactions and related party transactions involving Pershing Square; and

  •
  restrict certain transfers of Company common stock by Pershing Square.

        Additionally, the terms of the agreement ensure that Pershing Square does not take any action inconsistent with its support for the following corporate governance principles:

  •
  the Board will have nine members, unless otherwise approved by 75% of the Board members;

  •
  a majority of the directors on the Board will be independent; and

  •
  a majority of the members of the nominating and corporate governance committee will be disinterested directors (as defined in the agreement).

        Further, in connection with the election of directors, Pershing Square may vote all of its shares in its sole discretion with respect to its designees and, with respect to other director nominees, may vote 10% of the Company's outstanding common stock in its sole discretion, but must vote the remainder of its shares in proportion to the votes cast by the Company's other stockholders.

Transactions After the Spin-Off

Warrant Agreements

        In November 2010, the Company sold warrants to acquire shares of Company common stock to Mr. Weinreb and Mr. Herlitz. Mr. Weinreb purchased a warrant to acquire 2,367,985 shares for $15.0 million. Mr. Herlitz purchased a warrant to acquire 315,731 shares for $2.0 million. The warrants have an exercise price of $42.23 per share and expire in November 2017.

        In February 2011, the Company entered into a warrant purchase agreement with Mr. Richardson, in connection with his joining the Company as Chief Financial Officer. Pursuant to the purchase agreement, Mr. Richardson purchased a warrant to acquire 178,971 shares of Company common stock for $2.0 million. Mr. Richardson purchased the warrant in March 2011. The warrant has an exercise price of $54.50 per share and expires in February 2018.

        The warrant purchase prices were paid in cash and determined by the Board, with the assistance of an outside advisor, to equal the fair value of the warrants on the issue date. The warrants became fully vested at the time of purchase, but do not become exercisable until the sixth anniversary of the date of purchase, subject to limited exceptions. Under the warrant agreements, the Company agreed to file a shelf registration statement registering the shares of Company common stock underlying the warrants. These warrants were made as an investment by each of Messrs. Weinreb, Herlitz and Richardson and are not compensation.

Condominium Unit Purchase and Sale Agreement

        On December 7, 2013, Mr. Weinreb, the Company's Chief Executive Officer and a director, entered into purchase agreements to acquire two residential condominium units at the Company's Waiea Tower located at Ward Village. The purchase prices for the units were $3,439,200 and $3,963,300 and were at arms-length on the same terms for similar units offered at the time. The audit committee reviewed the transaction and determined that there was no conflict of interest.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's bylaws provide that the number of directors will be determined by the Board from time to time. Currently, the Board consists of ten directors. Gary Krow has decided not to stand for re-election after the end of his current term. Mr. Krow is a talented business leader and we thank him for his valuable contributions to the success of our Company.

        Each director nominee identified below is an incumbent director whose nomination to serve on the Board was recommended by the nominating and corporate governance committee and approved by the Board. The director nominees, if elected, will serve until the 2017 annual meeting of stockholders or until their earlier resignation or removal. Each of the director nominees has indicated a willingness to serve as a director if elected.

        In connection with the Company's spin-off from GGP in November 2010, the Company agreed to nominate and use its reasonable best efforts to elect to the Board the director nominees of Pershing Square. Based on Pershing Square's current ownership, it has the right to designate three director nominees. The director nominees designated by Pershing Square are William Ackman and Allen Model.

        As reflected in the section above captioned "Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership," the primary qualities and characteristics nominees to the Board should possess are strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, retail, financial reporting, risk management and/or business strategy. All nine of the nominees possess these attributes. The specific experiences, qualifications, attributes and skills of each individual which lead to his or her nomination are included in the individual discussions below.

        The directors will be elected by the affirmative vote of a majority of votes cast "for" or "against" the election of that nominee.

William A. Ackman, age 49, has served as Chairman of the Board since November 2010. Mr. Ackman is the founder, chief executive officer and portfolio manager of Pershing Square Capital Management, L.P., an SEC registered investment adviser founded in 2003. Pershing Square is a concentrated research-intensive, fundamental value investor in long and occasionally short investments in publicly traded companies. Mr. Ackman was appointed as a director of Valeant Pharmaceuticals International, Inc. on March 21, 2016, and has served as a director of Canadian Pacific Railway Ltd. since May 2012. Mr. Ackman served as a director of J.C. Penney Company, Inc. from February 2011 through August 2013 and as a director of Justice Holdings Limited from April 2011 to June 2012. From June 2009 to March 2010, Mr. Ackman served as a director of General Growth Properties, Inc. Mr. Ackman is also a member of the Board of Dean's Advisors of the Harvard Business School and The Pershing Square Foundation, a charitable foundation that he founded in 2006. Mr. Ackman's management experience, his prior service on boards of directors of public companies and his investments in real estate-related public and private companies give him valuable insight that can be applied to the Company and benefit of the Board. Mr. Ackman is a director nominee designated by Pershing Square pursuant to the terms of the stockholder agreement between the Company and Pershing Square.

Adam Flatto, age 53, has served as a director since November 2010. Mr. Flatto is the president and chief executive officer of The Georgetown Company, a privately-held real estate investment and development company based in New York City. Mr. Flatto has been with The Georgetown Company since 1990 and during that time has been involved with the development, acquisition and ownership of over 20 million square feet of commercial and residential real estate projects throughout the United States. These have included a wide array of projects ranging from large-scale office buildings, movie studios, retail shopping malls, arenas, hotels, apartment buildings, mixed-use master planned communities and others. Mr. Flatto is a trustee and board member of several civic and cultural institutions. He is Co-Chairman of the Park Avenue Armory and Co-Chairman of the Robin Hood Housing Advisory Board. He is also a trustee of the Enterprise Foundation and the Wexner Center for the Arts. Mr. Flatto's extensive real estate development and management experience provide the Board with key insight into operations and strategic planning matters.

Jeffrey Furber, age 57, has served as a director since November 2010. Mr. Furber is the chief executive officer of AEW Capital Management, L.P. ("AEW") and chairman of AEW Europe. Mr. Furber joined AEW in 1997. AEW provides real estate investment management services to investors worldwide. AEW and its affiliates manage $58 billion of real estate assets and securities in North America, Europe and Asia on behalf of many of the world's leading institutional and private investors. Mr. Furber has oversight responsibility for all of AEW's operating business units in the United States, Europe and Asia and chairs AEW's Management Committee. He is also a member of AEW's Investment Committees and Investment Policy Groups in North America, Europe and Asia. Since April 2011, Mr. Furber has served as a director and a member of the compensation and nominating and corporate governance committees of Stag Industrial, Inc., a publicly traded company. Prior to 1997, Mr. Furber served as managing director of Winthrop Financial Associates, a subsidiary of Apollo Advisors, and as president of Winthrop Management. Mr. Furber has extensive experience overseeing financial investments in the real estate industry and has held leadership roles within his firm and industry groups alike. His investment and management experience enable him to provide the Board with key insight into real estate matters.

Allen Model, age 70, has served as a director since November 2010. Mr. Model is the co-founder of Overseas Strategic Consulting, Ltd. ("OSC") and served as treasurer and managing director of OSC from 1992 until his retirement from those positions in November 2010, at which time he continued to hold a passive interest in OSC and the title of "Founder Emeritus." OSC is an international consulting firm that provides public information services to clients worldwide, including the United States Agency for International Development, The World Bank, The Asian Development Bank and host governments. Since 1988, Mr. Model has also been a private investor for Model Entities, which manages personal and family portfolios. Mr. Model currently serves as a director of two privately-held companies: NetBoss Technologies, Inc., a company that provides software management tools for telecommunications companies; and Q'ligent, a company that provides software management tools for broadcasting companies. Mr. Model served as a director of Anchor Health Properties, a real estate partnership that develops medically related properties, from 1990 until 2015, and of Sinewave Energy Technologies, Inc., a company that produced energy saving devices in lighting space, from 1994 until 2011. Mr. Model served as a director of three publicly-traded companies: Blue Ridge Real Estate Company, a land development company, from 1975 to 2002; Big Boulder Corp., a land development company linked to Blue Ridge, from 1975 to 2002; and MetroWest Bank, from 1990 to 2001. Mr. Model's consulting and investment experience as well as his service on boards of directors of both public and private companies provide him with knowledge in corporate strategy and investment expertise that will benefit the Board. Mr. Model is a director nominee designated by Pershing Square pursuant to the terms of the stockholder agreement between the Company and Pershing Square.

R. Scot Sellers, age 59, has served as a director since November 2010. Mr. Sellers served as chief executive officer of Archstone, one of the world's largest apartment companies, from January 1997 until February 2013, and prior to that was Archstone's chief investment officer since 1995. Under his leadership, Archstone moved from being a mid-sized owner of apartments in secondary and tertiary cities, to becoming the largest publicly traded owner of urban high rise apartments in the nation's premier cities. During his 32-plus year career in the apartment business, Mr. Sellers has been responsible for the development, acquisition and operation of over $40 billion of apartment communities in over 50 different cities across the United States. Mr. Sellers served as the chairman of the National Association of Real Estate Investment Trusts from November 2005 to November 2006. Since June 2013, Mr. Sellers has served on the International Board of Directors of Habitat for Humanity. Mr. Sellers also serves on the Board of Directors of The Irvine Company and Inspirato LLC. Mr. Sellers' extensive experience in the real estate industry, which coincided with the broad growth of Archstone, and his service on industry committees provide him with insight into operations, development and growth of the real estate industry and make him particularly suited to provide guidance to the Board.

Steven Shepsman, age 63, has served as a director since November 2010. Mr. Shepsman is an executive managing director and founder of New World Realty Advisors, a real estate investment and advisory firm specializing in real estate restructurings, development and finance. Mr. Shepsman has been with New World Realty Advisors since 2009. Mr. Shepsman served as chair of the Official Committee of Equity Holders in the Chapter 11 proceedings of General Growth Properties, Inc. As a principal in a real estate fund, Mr. Shepsman had oversight responsibility for the fund's due diligence and acquisition of investment platforms, and with subsequent asset acquisitions, financings and dispositions. Mr. Shepsman served as a director of Rouse Properties, Inc. from January 2012 to May 2013. Earlier in his career, Mr. Shepsman, a certified public accountant, was a managing partner of Kenneth Leventhal and Company and of Ernst & Young's Real Estate Practice. Mr. Shepsman is a trustee of The University of Buffalo Foundation and a member of the Dean's Advisory Council for its School of Management. Mr. Shepsman's extensive professional accounting and financial expertise, including in the real estate industry, enable him to provide key contributions to the Board on financial, accounting, corporate governance and strategic matters.

Burton M. Tansky, age 78, has served as a director of the Company since October 2011. Mr. Tansky is a luxury retail veteran and has worked in the retail industry for over fifty years. Since January 2014, Mr. Tansky has served as a director of Stein Mart, Inc. Mr. Tansky also serves on the Board of Directors of Donald Pliner Shoe Company, a privately held company. Mr. Tansky served as non-executive chairman of the board of directors of the Neiman Marcus Group, Inc. from 2010 to 2013. Previously, Mr. Tansky served six years on the board of directors and the compensation committee of International Flavors and Fragrance, a public company. Mr. Tansky was the CEO of Neiman Marcus Group from 2004 to 2010, chief executive officer of Neiman Marcus Stores from 1994 to 2007, chief executive officer of Bergdorf Goodman from 1990 to 1994 and the president and chief operating officer of SAKS Fifth Avenue from 1980 to 1990. Mr. Tansky's extensive retail and management expertise enable him to provide key contributions to the Board on retail and strategic matters.

Mary Ann Tighe, age 67, has served as a director of the Company since October 2011. Ms. Tighe has been credited with transforming New York's skyline during her more than 30 years in the real estate industry. Ms. Tighe has been the chief executive officer of CBRE's New York Tri-State Region since 2002, a region of 2,300 employees, and served as a director of CBRE in 2013. Ms. Tighe's deals have anchored more than 13.7 million square feet of new construction in the New York region. From January 2010 through December 2012, Ms. Tighe Served as Chair of the Real Estate Board of New York, the first woman to hold this position in its 114-year history and the first broker in 30 years. Ms. Tighe began her real estate career as a broker at the Edward S. Gordon Company, ultimately rising to the position of vice chairman of Insignia/ESG, where she was regularly recognized as being among the firm's top producers. Prior to entering the real estate field, Ms. Tighe served as a vice president of the American Broadcasting Companies, where she launched the A&E cable channel. Ms. Tighe was also formerly the Deputy Chairman of the National Endowment for the Arts, Arts Advisor to Vice President Walter Mondale, and a staff member of the Smithsonian Institution. Ms. Tighe's extensive experience with commercial real estate transactions enables her to provide the Board with key insight into the real estate matters.

David R. Weinreb, age 51, has served as a director and Chief Executive Officer of the Company since November 2010. Known for his passion, tenacity and entrepreneurial spirit, Mr. Weinreb has directed the Company's efforts since its emergence in 2010, building a portfolio of some of the most sought-after real estate in the country. His vision, leadership and acumen led him to be honored as the 2013 Ernst and Young Entrepreneur Of The Year® Award in Real Estate for the region. In 2012, he was named as one of the Top 200 CEOs in the U.S. by ExecRank and in 2015 he was listed in the 2015 Commercial Observer Power 100 as one of the 100 most powerful people in New York City real estate.

        A real estate industry veteran for over 30 years, Mr. Weinreb spent 17 years as Chairman and CEO of TPMC Realty Corporation, a company he built into a multi-faceted investment firm prior to joining The Howard Hughes Corporation. Located in Dallas, Texas, TPMC, whose tenant roster included many Fortune 500 companies, specialized in the acquisition and repositioning of underperforming real estate and real estate related assets across the United States. In addition to development, ownership and management of real estate, the firm's activities included mezzanine financing and private equity investing.

        Mr. Weinreb attended New York University and began his real estate career in the 1980's in New York City. He is a member of the International Council of Shopping Centers and the Urban Land Institute. He also serves on the Advisory Council of the Lusk Center for Real Estate at the University of Southern California. His philanthropic interests are both local and national.

The Board recommends a vote FOR each of the nine director nominees listed above.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In 2011, 63% of stockholders voted in a non-binding proposal that the Company should submit advisory votes on executive compensation every third year. The Board evaluated the voting on this matter and determined that the Company should submit advisory votes on executive compensation to its stockholders every year because it wants to be responsive to the large minority of stockholders who did not vote for triennial say-on-pay votes. Stockholders will be asked again in 2017 to vote on the frequency of advisory votes on executive compensation.

        The Company believes that its compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its stockholders. This advisory, non-binding, stockholder vote, as required under Section 14A of the Securities Exchange Act of 1934 and commonly known as "say-on-pay," gives you, as a stockholder, the opportunity to vote for or against the Company's executive compensation program.

        The vote on this proposal is not intended to address any specific element of compensation. The vote relates to the compensation of the Company's named executive officers, as described under the heading "Compensation Discussion and Analysis" and "Executive Compensation" in this proxy statement disclosed pursuant to the compensation disclosure rules of the SEC.

The Board recommends a vote FOR the approval of our executive compensation.

 PROPOSAL NO. 3
APPROVAL OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Background of Proposal

  Elimination of Restrictions on Removal of Directors

        The Company's Amended and Restated Certificate of Incorporation provides that directors may be removed by the stockholders only for cause. The Court of Chancery of the State of Delaware held in a case construing the certificate of incorporation of another Delaware corporation that if a Delaware corporation has neither a staggered board nor provides for cumulative voting in the election of directors, provisions of the corporation's certificate of incorporation and bylaws providing that directors may be removed only "for cause" are contrary to Section 141(k) of the General Corporation Law of the State of Delaware and are invalid and unenforceable. Although this was not a decision by the Delaware Supreme Court and is not binding on other Delaware courts, the decision raises a question whether Article VI.C of our Amended and Restated Certificate of Incorporation, which provides that directors may be removed by the stockholders only for cause, is valid and enforceable because the Company does not have a staggered board or cumulative voting in the election of directors. Upon review, the Board has determined that it is advisable and in the best interest of the Company and its stockholders to eliminate the provision of our Amended and Restated Certificate of Incorporation that only provides for the removal of directors by the stockholders for cause. As a result, the Board has approved the Second Amended and Restated Certificate of Incorporation. If the applicable portion of Article VI.C is removed, directors may be removed by the stockholders with or without cause by the holders of a majority of the Company's common stock.

  Removal of Obsolete Transfer Restrictions

        Article XV of the Company's Amended and Restated Certificate of Incorporation is obsolete and no longer has any purpose or necessity. On November 10, 2013, the restrictions (the "Restrictions") imposed by Article XV on the direct or indirect transferability of the Company's equity securities to preserve the value of certain of the Company's deferred tax assets generated by net operating losses and other tax attributes expired. The Restrictions were adopted to reduce the likelihood of an "ownership change," as defined in Section 382 of the Internal Revenue Code (an "Ownership Change"). To better protect the value of certain of the Company's deferred tax assets generated by net operating losses and other tax attributes, the Company adopted a shareholder rights plan on February 27, 2012. This shareholder rights plan generally would prevent any person from acquiring 4.99% or more of the Company's outstanding shares of common stock without the approval of the Board, and thus prevent an Ownership Change from occurring without Board approval. On May 21, 2015, the Company's stockholders approved an amendment extending the term of the plan. The shareholder rights plan will remain in effect until the earlier of: (i) March 18, 2018; (ii) the time at which the rights thereunder are redeemed or exchanged; (iii) the effective time of the repeal of Section 382 of the Internal Revenue Code or any successor statute if the Board determines that the shareholder rights plan is no longer necessary for the preservation of the Company's deferred tax assets generated by the net operating losses and other tax attributes; and (iv) the first day of the taxable year of the Company to which the Board determines that the deferred tax assets generated by the net operating losses and other tax attributes may not be carried forward. Upon review, the Board has determined that it is advisable and in the best interest of the Company and its stockholders to eliminate Article XV of our Amended and Restated Certificate of Incorporation. As a result, the Board has approved the Second Amended and Restated Certificate of Incorporation. Because the Restrictions imposed by Article XV have expired, the removal of this Article will have no effect on stockholders.

Timing of the Proposed Second Amended and Restated Certificate of Incorporation

        A copy of the Second Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Annex A. If the proposed Second Amended and Restated Certificate of Incorporation is approved by the Company's stockholders, it will become effective immediately upon the filing of the Second Amended and Restated Certificate of Incorporation with the the Secretary of State of Delaware, which the Company expects to file promptly after the Annual Meeting. If the proposed Second Amended and Restated Certificate of Incorporation is not approved by the Company's stockholders, the Amended and Restated Certificate of Incorporation will remain unchanged.

The Board recommends a vote FOR the approval of the Proposed Second Amended and Restated Cetificate of Incorporation

 PROPOSAL NO. 4
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL 2016

        The audit committee has selected Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for fiscal 2016. SEC regulations and the NYSE corporate governance standards require that the Company's independent registered public accounting firm to be engaged, retained and supervised by the audit committee. Although approval or ratification by stockholders of such engagement is not required, the Company is seeking the stockholders' ratification of the audit committee's selection of EY because we believe that allowing stockholders to express their view on the matter is good corporate governance. Any failure of the stockholders to ratify the audit committee's selection of EY as the Company's independent registered public accounting firm would, however, be considered by the audit committee in determining whether to engage EY.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2016.

Relationship with Independent Registered Public Accounting Firm

        The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm. As described above, the audit committee has selected EY as the Company's independent registered public accounting firm for fiscal 2016.

        A representative of EY is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees

        The following table presents fees incurred for professional services rendered by EY, the Company's independent registered public accounting firm for the fiscal years ended December 31, 2015 and December 31, 2014.

	December 31, 2015	December 31, 2014
Audit Fees(1)	1,828,907	$1,646,073
Audit Related Fees(2)	31,360	$—
Tax Fees(3)	111,000	$75,822
All Other Fees	—	$—
Total Fees	1,971,267	$1,721,895

(1)
Includes fees and expenses incurred for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of the Company's quarterly reports on Form 10-Q, the registered public accounting firm's report on the Company's internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, and consents during the respective periods.

(2)
Includes fees for the audit of the December 31, 2015 financial statements of Discovery Property Company, LLC, a joint venture of the Company.

(3)
Includes fees for services related to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

        The audit committee's policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules) to assure that the provision of such services does not impair the firm's independence. All audit and non-audit services were pre-approved.

 AUDIT COMMITTEE REPORT

        The audit committee is comprised entirely of independent directors (as defined for members of an audit committee in SEC rules and the NYSE listing standards) and assists the Board in a number of duties. These duties include oversight of the following matters: the integrity of the Company's financial statements; compliance with legal and certain regulatory requirements; the performance of the internal audit function; and the financial reporting process. In addition, the audit committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the Company's independent registered public accounting firm. The audit committee has appointed Ernst & Young LLP ("EY") as its independent registered public accounting firm for fiscal 2016. The audit committee operates pursuant to a written charter adopted by the Board and reviewed annually by the audit committee. A copy of the charter is available on our website at http://investor.howardhughes.com under the Corporate Governance tab. The audit committee has the resources and authority it deems appropriate to discharge its responsibilities.

        The audit committee has engaged EY to serve as the Company's independent consulting firm since 2013. In accordance with SEC rules, the lead audit partner on the Company engagement serves no more than five consecutive years in that role. The current lead partner was appointed in 2013. The audit committee and management have direct input into the selection of the lead audit partner. The audit committee periodically considers whether the annual audit of the Company's financial statements should be conducted by another firm.

        In determining whether to reappoint EY as the Company's independent auditors for 2016, subject to stockholder ratification, the audit committee took into consideration a number of factors. These factors included:

  •
  the length of time the firm has been engaged by the Company;

  •
  EY's familiarity with the Company's operations and industry, accounting policies, financial reporting process, and internal control over financial reporting;

  •
  EY's skills, expertise and independence; the quality of the audit committee's ongoing discussions with EY;

  •
  a review of external data related to EY's legal risks and proceedings, audit quality and recent public portions of Public Company Accounting Oversight Board (United States) (the "PCAOB") reports;

  •
  an assessment of the professional qualifications of EY, the performance of the lead audit partner and the other professionals on the Company account;

  •
  the reasonableness of EY's fees for the services provided to the Company;

  •
  management's relationship with EY and its assessment of EY's performance; and

  •
  the impact of changing auditors, including the significant time requirement that could distract from management's focus on reporting and internal controls.

        Based on this evaluation, the audit committee believes that it is in the best interest of the Company and our stockholders to retain EY as our independent registered public accounting firm for fiscal 2016.

        Each member of the audit committee is considered financially literate, as defined by the NYSE, and the Board has determined that Mr. Shepsman has the necessary experience to qualify as an "audit committee financial expert" under SEC rules. In accordance with the SEC's safe harbor relating to audit committee financial experts, a person designated as an audit committee financial expert will not be deemed an "expert" for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the audit committee and the Board, and does not affect the duties, obligations or liabilities of the Board.

        Management is responsible for the Company's system of internal control over financial reporting and for preparing its consolidated financial statements. EY was responsible for performing independent audits of the Company's internal control over financial reporting as of December 31, 2015 and its consolidated financial statements as of December 31, 2015 and for the year then ended, both in accordance with the standards of the PCAOB, and to issue reports thereon. The audit committee is responsible for overseeing management's conduct of the financial reporting process and system of internal control.

        The audit committee reviewed and discussed with both management and EY the results of the independent audits of the Company's internal control over financial reporting as of December 31, 2015 and the consolidated financial statements of the Company for the year ended December 31, 2015 prior to their issuance. During 2015, management advised the audit committee that the set of financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure matters with the audit committee. This included discussion with EY of matters required to be discussed by Statement on Auditing Standards No. 16, as amended, as adopted by the PCAOB and SEC Regulation S-X Rule 2-07, Communication with Audit Committees, as currently in effect, including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from EY required by the applicable requirements of PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

        Taking all of these reviews and discussions into account, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Members of the Audit Committee
Steven Shepsman, Chair Gary Krow Allen Model

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the Company's current executive officers:

Name	Age	Position with the Company
David Weinreb	51	Chief Executive Officer and a director
Grant Herlitz	44	President
Andrew Richardson	49	Chief Financial Officer
Peter Riley	60	Senior Vice President, Secretary and General Counsel
Christopher Curry	54	Senior Executive Vice President of Development

        David R. Weinreb, age 51, has served as a director and Chief Executive Officer of the Company since November 2010. Known for his passion, tenacity and entrepreneurial spirit, Mr. Weinreb has directed the Company's efforts since its emergence in 2010, building a portfolio of some of the most sought-after real estate in the country. His vision, leadership and acumen led him to be honored as the 2013 Ernst and Young Entrepreneur Of The Year® Award in Real Estate for the region. In 2012, he was named as one of the Top 200 CEOs in the U.S. by ExecRank and in 2015 he was listed in the 2015 Commercial Observer Power 100 as one of the 100 most powerful people in New York City real estate.

        A real estate industry veteran for over 30 years, Mr. Weinreb spent 17 years as Chairman and CEO of TPMC Realty Corporation, a company he built into a multi-faceted investment firm prior to joining The Howard Hughes Corporation. Located in Dallas, Texas, TPMC, whose tenant roster included many Fortune 500 companies, specialized in the acquisition and repositioning of underperforming real estate and real estate related assets across the United States. In addition to development, ownership and management of real estate, the firm's activities included mezzanine financing and private equity investing.

        Mr. Weinreb attended New York University and began his real estate career in the 1980's in New York City. He is a member of the International Council of Shopping Centers and the Urban Land Institute. He also serves on the Advisory Council of the Lusk Center for Real Estate at the University of Southern California. His philanthropic interests are both local and national.

        Grant Herlitz, age 44, has served as President of the Company since November 2010. Mr. Herlitz was Interim Chief Financial Officer of the Company from January 31, 2011 to March 23, 2011. Mr. Herlitz oversees the daily operations and works closely with the CEO in developing the strategy for the company. Known for his dynamic leadership style and ability to develop and inspire talent, Mr. Herlitz has direct oversight over a committed and passionate team of professionals that lead the Company's acquisition, development, leasing and operating platforms. Mr. Herlitz's experience negotiating the separation agreements and emerging the Company gave him in-depth knowledge of its assets that made him uniquely qualified to manage operational and strategic matters impacting the Company.

        Previously, Mr. Herlitz was President and Chief Financial Officer of TPMC Realty Corporation. Mr. Herlitz joined TPMC in 2000 as Vice President of Investments using his varied financial and management experience and business acumen to position himself for multiple roles within the company. Mr. Herlitz handled the acquisition and disposition of assets within TPMC's portfolio.

        Mr. Herlitz started his career in finance working for the European Community Observer Mission to South Africa, an organization set up in conjunction with the United Nations to observe political change in South Africa. After moving to the United States in 1994, Mr. Herlitz worked as a tax accountant in both public and corporate accounting before joining the Dallas-based FirstPlus Financial Group, Inc. in 1997. As Assistant to the Chairman and CEO of the company, Mr. Herlitz managed the day-to-day investments of a family limited partnership. While with FirstPlus, he researched and implemented all new ventures, and analyzed and managed equity positions in real estate funds, hedge funds and equity portfolios. He was also responsible for due diligence review on all new investments.

        Mr. Herlitz earned a Bachelor of Commerce Degree (US Equivalent of Bachelor of Business Administration) from the University of Witwatersrand, Johannesburg, South Africa. In addition, he is a member of the International Council of Shopping Centers and the Urban Land Institute, where he serves on the Office Development Council as well as being an active member of the Dallas Chapter of the Young Presidents Organization.

        Andrew Richardson, Andrew C. Richardson, age 49, has served as Chief Finanical Officer of the Company since March 2011. Prior to joining The Howard Hughes Corporation, Mr. Richardson served as the Chief Financial Officer and Treasurer of NorthStar Realty Finance Corp. a publicly traded commercial real estate finance company focused on investment in real estate loans, fixed income securities and net-leased real estate properties.

        Before joining NorthStar, Mr. Richardson was an Executive Vice President with iStar Financial Inc. Mr. Richardson also served in various capacities at Salomon Smith Barney, including Vice President in the real estate investment-banking group focused on mergers and acquisitions and raising capital for public and private companies. Early in his career, Mr. Richardson was also a Certified Public Accountant with Ernst & Young LLP.

        Peter Riley, age 60, has served as Senior Vice President, Secretary and General Counsel of the Company since May 2011. Mr. Riley is responsible for overseeing all legal matters for the Company. Mr. Riley has over 30 years of experience, working in both the public and private sector. Mr. Riley was a partner at K&L Gates LLP since 2004 with a significant focus on the tax aspects of fund formation, joint ventures and the acquisition, disposition, operation and financing of real estate assets. Previously, Mr. Riley led the tax department at Kelly, Hart and Hallman, and was Senior Tax Counsel at Simpson Thacher and Bartlett.

        Before earning his law degree, Mr. Riley worked for Amerada Hess Corporation (NYSE: AHC) where he became Chief Financial Officer of its Abu Dhabi subsidiary. Mr. Riley received his L.L.M. in Taxation from New York University School of Law, his J. D. from Boston College Law School and his B.B.A. from The University of Notre Dame.

        Christopher J. Curry, age 54, has served as Senior Executive Vice President, Development for the Company since November 2010 and reports to Grant Herlitz. Previously, Mr. Curry established TPMC's California office, as its President and led TPMC's real estate development business. Mr. Curry has over 29 years of commercial real estate experience.

        Mr. Curry served as Vice President of Development for Forest City Commercial Development. While with Forest City, Mr. Curry supported over 10 million square feet of proposed mixed-use development projects in California and Texas. Previously, Mr. Curry was Vice President of Development for Westfield Corporation, where he was responsible for redeveloping regional malls in the Western U.S.

        Mr. Curry received his M.B.A. in Finance from New York University and earned a B.S. in Business Administration from California State University, Northridge. He is a licensed real estate broker in California, a member of the International Council of Shopping Centers, a full member of the Urban Land Institute and is currently serving on the ULI Council for Commercial and Retail Development (Gold). Mr. Curry also serves on the Executive Committee for the Lusk Center for Real Estate at the University of Southern California and is a member of the Board of Governors of the New York Building Foundation.

 COMPENSATION DISCUSSION AND ANALYSIS

        The Company's named executive officers during 2015 were its Chief Executive Officer, David R. Weinreb; its President, Grant Herlitz; its Chief Financial Officer, Andrew Richardson; its Senior Vice President, Secretary and General Counsel, Peter Riley; and its Senior Executive Vice President of Development, Christopher Curry (collectively, the "Named Executives"). The Compensation Discussion and Analysis contains a discussion of our compensation policies and practices and the material elements of compensation awarded to the Named Executives for 2015.

Business Background

        Our mission is to be the preeminent developer and operator of master planned communities and mixed use properties. We create timeless places and memorable experiences that inspire people while driving sustainable, long-term growth and value for our stockholders. We specialize in the development of master planned communities and ownership, management and the redevelopment or repositioning of real estate assets currently generating revenues, also called operating assets, as well as other strategic real estate opportunities in the form of entitled and unentitled land and other development rights, also called strategic developments. We are headquartered in Dallas, Texas and our assets are located across the United States.

Business Highlights

        The Named Executives' decisions and leadership positioned the Company to achieve the following operating and development results during 2015:

  •
  Consolidated gross revenues increased $162.5 million, or 25.6%, to $797.1 million, compared to $634.6 million in 2014.

  •
  Net operating income from income-producing operating assets increased $43.5 million, or 58.7%, to $117.6 million in 2015, compared to $74.1 million in 2014.(1)

  •
  Adjusted net income decreased $14.7 million, or 10.0%, to $132.7 million in 2015, compared to $147.4 million in 2014.(2)

(1)
Net operating income ("NOI") is a non-GAAP financial measure. It includes the NOI from our combined retail, office, resort and conference center and multifamily properties, our share of NOI from our non-consolidated equity-method ventures and the annual distribution that we receive in the first quarter from our Summerlin Hospital cost-basis investment. These amounts exclude NOI from properties that are substantially closed for redevelopment and/or were sold during the period. We provide a reconciliation of this non-GAAP financial measure to net income in Annex B to this Proxy Statement.

(2)
Adjusted net income is a non-GAAP measure that excludes depreciation and amortization and non-cash warrant liability and tax indemnity receivable gains and losses. The decrease is primarily due to a large commercial land sale in 2014, partially offset by income recognized in 2015 from our Waiea and Anaha residential condominium towers under construction at Ward Village, income from our recently completed commercial real estate properties as they continue to stabilize and a gain on sale of a non-core asset. The presentation of net income excluding these items is consistent with other companies in the real estate business who also typically report an earnings measure that excludes non-cash depreciation and amortization. For a reconciliation of adjusted net income to net income (loss) attributable to common stockholders, please refer to the Annex B to this Proxy Statement.

  •
  Generated $193.8 million in land sales revenue for 2015, a 44.8.% decrease compared to 2014.(3)

        We completed the following development or redevelopment projects in 2015:

  •
  Hughes Landing Retail, a 126,131 square foot, 90.7% leased retail component of Hughes Landing in The Woodlands anchored by Whole Foods Market.

  •
  Creekside Village Green, a 74,669 square foot mixed-use project located in The Woodlands, which is 80.7% leased.

  •
  Office properties including 1725 and 1735 Hughes Landing Boulevard, two buildings totaling 649,237 square feet in The Woodlands which are 73.7% leased to ExxonMobil Corporation.

  •
  Multi-family projects including One Lakes Edge, an eight-story, 390-unit, Class A multi-family project in Hughes Landing, which is 58.5% leased, and The Metropolitan Downtown Columbia, a 380-unit multi-family property in Columbia, MD, which was developed in a joint venture and is 88.4% leased.

  •
  Hughes Landing Hotel, a 205-key Embassy Suites by Hilton hotel located in our Hughes Landing development in The Woodlands.

        We continued development on the following projects in 2015:

  •
  Ward Village in Honolulu:

  •
  Waiea, a 174-unit residential condominium tower expected to be completed in fourth quarter 2016. We have contracted for 90.8% of the units, representing 85.8% of the total residential square feet available for sale.

  •
  Anaha, a 317-unit residential condominium tower expected to be completed in second quarter 2017. We have contracted for 87.7% of the units, representing 80.0% of the total residential square feet available for sale.

  •
  We began pre-sales for Ae'o, a 466-unit condominium tower designed by Bohlin Cywinski Jackson located adjacent to a future Whole Foods Market flagship store scheduled to start construction in early 2016, and the first of two residential Ward Gateway Towers designed by Richard Meier & Partners, which will have 125 luxury units

  •
  Seaport District in New York:

  •
  Renovation of the Historic District west of the FDR Drive, anchored by a luxury eight-screen iPic Theater, is expected to be completed by the end of 2016 and the new Pier 17 building is under construction and expected to be completed in mid-2017.

  •
  Formed a partnership with renowned chef and restaurateur Jean-Georges Vongerichten to bring two new, unique culinary experiences to the Seaport District. Jean-Georges Vongerichten will introduce a 10,000 square foot seafood restaurant to be located in the Pier 17 building and a seafood market in the 40,000 square foot to-be-renovated Tin Building adjacent to Pier 17.

  •
  Pre-leased 7,100 square feet in the historic area to McNally Jackson, a popular New York City-based independent bookstore.

  •
  The Woodlands:

  •
  Waterway Square Hotel, a 302-key Westin Hotel that we completed in the first quarter 2016.

  •
  Three Hughes Landing, a 321,000 square foot Class A office building which is substantially complete and available for lease.

(3)
A significant portion of the decrease is due to a 59-acre commercial land sale in 2014 to the Houston Methodist Hospital System for $70.6 million.

        Construction on the following projects began in 2015:

  •
  One Merriweather, a 199,000 square foot, Class A office building with 12,500 square feet of retail in Columbia, MD, anticipated for completion in the fourth quarter 2016. The building is 49.0% pre-leased to MedStar Health, the largest healthcare provider in the region.

  •
  The Summit, a 555-acre luxury residential golf course and spa community in Summerlin developed through a joint venture with Discovery Land Company. To date the joint venture has contracted for $122.1 million of land sales with the first closings expected in 2016.

  •
  Constellation, a joint venture development in Summerlin will be a 124-unit gated luxury multi-family project which will be completed in phases, with the first units available for rent in the first quarter 2016.

  •
  Lakeland Village Center, an 83,600 square foot CVS-anchored neighborhood retail/office center that we expect to complete by the second quarter 2016.

  •
  One Alden Bridge self-storage facility, with 670 self-storage units, located in The Woodlands, which we expect to complete by the fourth quarter 2016. We also began construction of a second 650 unit self-storage facility in The Woodlands during the first quarter 2016. These developments represent our first of this property type.

        Other 2015 Property Highlights:

  •
  Continued to lease up Downtown Summerlin, the 1.4 million square foot mixed-use property in the center of our Summerlin MPC which opened in October 2014. The retail portion is 90.6% leased and the office building is 69.3% leased.

  •
  Closed on $91.4 million of acquisitions of parcels and development rights, inclusive of a 58,000 square foot commercial building and air rights with total residential and commercial development rights comprising 196,133 square feet, which complete the development opportunity that we refer to as the Seaport District Assemblage. Combined with previously acquired adjacent properties, these acquisitions create a 42,694 square foot lot with 817,784 square feet of available development rights, which is located adjacent to the Seaport District.

  •
  Sold to its members The Club at Carlton Woods for net cash proceeds of $25.1 million. The property is a 36-hole golf and country club in The Woodlands developed and operated by us as an amenity for selling residential lots in a gated community in The Woodlands. The lots have been substantially sold out and therefore the asset became non-core to the Company.

Compensation Policies, Principles, Objectives and Practices

        The Company's success, depends, in large part, on our ability to successfully attract, motivate and retain a qualified management team. The executive compensation program designed by the compensation committee is intended to attract, retain and motivate the key people necessary to enable the Company to maximize operational efficiency and profitability over the long term. The compensation committee believes that executive compensation should seek to align the interests of the Company's executives and other key employees with those of the Company and its stockholders. The Company's executive compensation program is also being designed to differentiate compensation based upon individual contribution, performance and experience.

        In establishing compensation, the compensation committee intends to provide employees, including its executive officers, with a competitive total compensation package. The compensation committee intends to set compensation in this manner to ensure that the Company's compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also ensuring a competitive cost structure for the Company.

        In 2015, 98.1% of the votes cast in our advisory vote on executive compensation voted in support of our executive compensation program. The compensation committee considered the results of this advisory vote and believes that the results affirm stockholder approval of our executive compensation program.

Role of Compensation Committee in Establishing Compensation

        The compensation committee administers our executive compensation programs. The role of the compensation committee is to review and approve the compensation to be paid to executive officers, including the Named Executives, and to review the compensation policies and practices for all of our employees to verify that they do not create unreasonable risks for the Company.

        In setting compensation for executive officers, the compensation committee considers, among other things, recommendations by management and a compensation consultant and the compensation of similarly situated executives in comparable business. In addition, the compensation committee with the assistance of management annually reviews total compensation paid to the executive officers, including long-term incentive awards.

        In 2015, the compensation committee reviewed the internal evaluations of the Named Executives and other executive officers and the market data provided by management and Meridian Compensation Partners ("Meridian") as discussed further below. The compensation committee believes that the 2015 compensation for the Named Executives reflects appropriate allocation of compensation between salary, annual incentive compensation (annual bonus for Mr. Curry) and equity compensation.

        In 2015, the compensation committee engaged Meridian. The scope of Meridian's work includes the following items in connection with 2015 compensation:

  •
  providing the compensation committee with relevant market data;

  •
  updating the compensation committee on related trends and developments;

  •
  advising the compensation committee on program design; and

  •
  providing input on compensation decisions for executive officers.

Meridian provides no other services directly to the Company and no conflicts of interest exist between the Company and Meridian.

        In addition, in part by evaluating information provided to it by Meridian, the compensation committee determined payouts of annual incentive compensation to the Named Executives (except Mr. Curry) for 2015 performance above the contractual amounts provided for in the Named Executives' employments agreements. For more information regarding annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

Role of Executive Officers in Establishing Compensation

        Our Chief Executive Officer makes compensation recommendations for the Named Executives to the compensation committee (except with respect to his own compensation). Additionally, management provides financial and compensation data to the compensation committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the compensation committee. This data includes:

  •
  our financial performance for the current year compared to the preceding year;

  •
  performance evaluations of the Named Executives (other than Chief Executive Officer, who is evaluated by the compensation committee); and

  •
  compensation provided to the Named Executives in previous years.

        In addition, the Chief Executive Officer may recommend discretionary bonuses for the Named Executives (other than himself) to the compensation committee when deemed appropriate and provide the compensation committee with his rationale for the recommended bonus amounts. Given the day-to-day familiarity that the Chief Executive Officer has with the work performed by the Named Executives, the compensation committee values his recommendation; however, the compensation committee makes all final decisions as the to the compensation of the Named Executives.

Market Review

        In 2015, the compensation committee compared our executive compensation program with competitive market information regarding salary and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation within the real estate development and operating industry and to ensure that our compensation is generally comparable to companies of similar size and scope of operations.

        Market pay levels are obtained from various sources, including published compensation surveys and information taken from SEC filings of a number of similarly situated companies as compiled by Meridian. The following companies comprised the comparator group adopted by the compensation committee:

• Alexandria & Baldwin Inc. • Brandywine Realty Trust • Cousins Properties • D R Horton Inc. • Essex Property Trust • Forest City Enterprises, Inc. • Kilroy Realty Corporation • Lennar Corp	• Lexington Realty Trust • Mid-America Apartment Communities • NVR Inc. • PulteGroup Inc. • Regency Centers Corporation • The St. Joe Company • Toll Brothers Inc.

        During 2015, the Compensation Committee asked Meridian to undertake a comprehensive analysis to identify comparable companies that more accurately represent our business activities. The Compensation Committee adopted a new comparator group and assessed performance against the new group in determining the amount of annual incentive payouts to the Named Executives in 2015. Please see page 46 for more information.

Employment Agreements

        In November 2010, the Company entered into employment agreements with Mr. Weinreb, in connection with his appointment as Chief Executive Officer of the Company, and Mr. Herlitz, in connection with his appointment as President of the Company. The Company also entered into employment agreements with Mr. Richardson, in connection with his appointment as Chief Financial Officer of the Company in March 2011, and Mr. Riley, in connection with this appointment as Senior Vice President, Secretary and General Counsel of the Company in April 2011. These agreements provide for a minimum annual base salary, annual incentive compensation opportunities under plans approved by the compensation committee, as well as severance and other limited benefits. The compensation committee approved the terms of these employment agreements based upon (a) its assessment of the terms necessary to attract highly qualified executives to a new company, and (b) arm's length negotiations with each of these executives. For a description of the material terms of these employment agreements, see "Executive Compensation—Employment Agreements."

Executive Compensation Program and Policies

        The components of the Company's executive compensation program provide for a combination of fixed and variable compensation. As described in more detail below, these components currently are:

  •
  base salary;

  •
  annual incentive compensation;

  •
  long-term incentive compensation;

  •
  broad-based employee benefits; and

  •
  severance benefits.

        Base Salary.    The minimum annual base salary for each of the Company's executive officers is set forth in his employment agreement with the exception of Mr. Curry who does not have an employment agreement. Future increases in base salary are expected to be determined on the basis of management responsibilities, level of experience and tenure with the Company, as well as internal and market comparisons. In setting base salaries for executive officers, the compensation committee will seek to provide a reasonable level of fixed compensation that is competitive with base salaries for comparable positions at similar companies. The base salaries of our named executives at December 31, 2015 were as follows:

Name	Title	2015 Base Salary ($)
David Weinreb	Chief Executive Officer	1,000,000
Grant Herlitz	President	750,000
Andrew Richardson	Chief Financial Officer	500,000
Peter Riley	Senior Vice President, Secretary and General Counsel	500,000
Christopher Curry	Senior Executive Vice President	500,000

        Annual Incentive Compensation.    The compensation committee believes that annual incentive compensation is a key element of the total compensation for our Named Executives. The compensation committee also believes that placing a significant portion of executive compensation at risk each year, subject to the results of established performance measures and objectives, appropriately motivates an executive officer to achieve the Company's financial and operational objectives, thereby enhancing stockholder value.

        The employment agreements for our Named Executives provide that each officer is eligible to receive annual incentive compensation based upon achievement of performance measures and objectives to be established by the compensation committee. Mr. Curry does not have an employment agreement and is not eligible for the annual incentive compensation described below. The annual incentive compensation opportunity for achievement of:

a threshold level of performance is equal to:

  •
  50% of the annual base salary of each of Messrs. Weinreb and Herlitz,

  •
  60% of the annual base salary for Mr. Richardson, and

  •
  40% of the annual base salary for Mr. Riley;

a target level of performance is equal to:

  •
  150% of the annual base salary for Mr. Weinreb;

  •
  100% of the annual base salary of each of Messrs. Herlitz and Richardson; and

  •
  60% of the annual base salary for Mr. Riley;

a maximum level of performance is equal to:

  •
  200% of the annual base salary for Mr. Weinreb;

  •
  150% of the annual base salary for Mr. Herlitz;

  •
  140% of the annual base salary for Mr. Richardson, and

  •
  80% of the annual base salary for Mr. Riley.

        Annual incentive compensation payments are made pursuant to The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan (the "Incentive Plan") and are contingent upon the achievement of pre-established performance goals relating to an objective minimum performance measure applicable to all eligible Named Executives and the results of a subjective evaluation of the individual performance of each eligible Named Executive. The compensation committee establishes annually a cash bonus pool for the Named Executives eligible for annual incentive compensation. The compensation committee's pre-approved payment formula generally determines the size of the bonus for each Named Executive participant as a percentage of the cash bonus pool, subject to the discretion of the compensation committee. In the event that the Company does not achieve the pre-established objective minimum performance measure, then no annual incentive compensation will be paid to the eligible Named Executives. The individual performance goals for each eligible Named Executive are established by the compensation committee, upon consultation with Mr. Weinreb, and communicated to each eligible Named Executive in the first quarter of each fiscal year.

        The compensation committee established an objective minimum performance measure for the 2015 annual incentive compensation plan of at least $350,000,000 of consolidated gross revenues, which represents a 16.6% increase over same measure established by the compensation committee for the 2014 fiscal year. The Company's consolidated gross revenues exceeded $350,000,000 in fiscal 2015 and the bonus pool for the incentive compensation plan was funded. The compensation committee selected consolidated gross revenues as the objective minimum performance measure because it believes that such metric accurately indicates the growth and performance of the Company in this stage of its development. The compensation committee used its downward discretion and awarded bonuses for each Named Executive participant from the bonus pool in an amount less than the participant's full bonus amount, but in excess of the contractual maximum amount based on the Company's achievement of the milestones described in the section entitled "Business Highlights" above and its overall evaluation of the individual performance of each eligible Name Executive based upon other factors considered by the compensation committee.

        Such factors included:

  •
  achieving certain leasing targets for Downtown Summerlin;

  •
  substantial completion of the new Pier 17 structure and advancement of the redevelopment of the South Street Seaport;

  •
  advancing the development of The Summit in Summerlin;

  •
  managing the construction of Waiea and Anaha for on time and on budget delivery;

  •
  completion of The Woodlands Waterway Square Hotel;

  •
  increasing the cash flow of the Company; and

  •
  achieving certain 2015 strategic objectives.

        Additionally, when using its downward discretion in determining annual incentive compensation payouts, the compensation committee adopted a new comparator group and assessed Company performance against this new group. This new group includes:

•

Alexandria & Baldwin Inc.

•

Beazer Homes USA, Inc.

•

Camden Property Trust

•

Duke Realty Corporation

•

Federal Realty Investment Trust

•

Forest City Enterprises, Inc.

•

Kilroy Realty Corporation

•

Meritage Homes Corporation

• Pebblebrook Hotel Trust • Post Properties, Inc. • Regency Centers Corporation • Taubman Centers, Inc. • Toll Brothers Inc. • Weingarten Realty Investors

        In determining the amount of annual incentive payouts for the Named Executives, the Compensation Committee considered the challenges presented by the declining macroeconomic environment in Houston, including the slowing land sales there, as well as management's achievements in 2015. The result was a decrease of 20-25% in annual incentive compensation paid to Messrs. Weinreb, Herlitz and Richardson, compared to 2014. Due to management's strong overall accomplishments in 2015, the annual incentive compensation paid to the Named Executives still exceeded the contractual maximum level for annual incentives in the following amounts: $1,750,000 for Mr. Weinreb, $1,275,000 for Mr. Herlitz, $500,000 for Mr. Richardson and $350,000 for Mr. Riley.

        The following table sets forth the annual incentive cash bonus approved for the participants of the plan in 2015:

Name	Annual Incentive Compensation Award($)	% of 2015 Base Salary
David R. Weinreb	3,750,000	375
Grant Herlitz	2,400,000	320
Andrew Richardson	1,200,000	240
Peter Riley	750,000	150
Christopher Curry(1)	500,000	100

(1)
Mr. Curry does not participate in the Company's annual incentive compensation program. As a result, the compensation committee determined that Mr. Curry is eligible to receive an annual bonus award. The amount of Mr. Curry's bonus was determined by the compensation committee, in accordance with the Company's general compensation policies.

        Long-Term Incentive Compensation.    The Incentive Plan is designed to attract, retain and motivate officers, employees, non-management directors and consultants of the Company and its subsidiaries, as well as promote the success of the Company's business by providing participants with appropriate incentives.

        The Incentive Plan is administered by the compensation committee. The maximum number of shares of Company common stock that may be issued pursuant to awards under the Incentive Plan is 3,698,050 shares. The maximum number of shares that may be awarded to any participant in a fiscal year is 200,000 shares.

        The Incentive Plan permits the following types of awards:

  •
  stock options;

  •
  restricted stock;

  •
  stock appreciation rights;

  •
  awards that vest, in whole or part, by reference to the fair market value of Company common stock, including restricted stock units and other phantom shares; and

  •
  awards intended to constitute "qualified performance-based compensation."

        The compensation committee determines the exercise price of stock options at the time of grant, but the exercise price may not be less than 100% of the fair market value of a share on the date of grant.

        The Company believes that restricted stock provides a long-term incentive opportunity that is both competitive in the real estate industry and serves as a retention tool. In addition, 50% of the restricted stock granted to each Named Executive cliff-vests after five years only upon the achievement of a minimum total shareholder return over the same period. The Company believes that the long-term vesting component of the restricted stock aligns management's interest with the long-term performance of the Company. The table below provides a breakdown of the restricted stock award to the Named Executives, other than Mr. Weinreb. Mr. Weinreb did not receive any long-term incentive award in fiscal year 2015.

Name Executive Officer (other than CEO)	Performance-Based Shares (#)	Time-Based Shares (#)	Total Fiscal 2015 Shares Granted (#)
Grant Herlitz	10,121	10,121	20,242
Andrew Richardson	6,748	6,747	13,495
Peter Riley	3,374	3,373	6,747
Christopher Curry	1,607	1,606	3,213

        The performance-based shares granted in 2015 cliff vest as shown in the table below on the fifth anniversary of the date of grant; provided, that the Named Executive is employed by the Company continuously for a period of at least forty-eight months from the date of grant and not terminated for cause. Vesting is based on the total shareholder return ("TSR") of the Company. TSR is calculated using the following formula: TSR=(Priceend–Pricebegin+Dividends/Pricebegin). $73.02, the closing price per share of the Company as of December 31, 2012, shall be used as the Pricebegin for the purpose of calculating TSR. A TSR target is deemed satisfied if the highest 30 trading day volume weighted average share price represents a TSR that meets or exceeds such target during the period from January 1, 2019 through December 31, 2019. If a Named Executive is terminated by the Company for any reason, except for cause, after 48 months of employment from December 31, 2014, but prior to the passing of 30 trading days in 2019, the Company shall use the volume weighted average share price for the first 30 trading days of 2019 when calculating TSR.

Total Shareholder Return	Vesting %
0.00% to 120.38%	0%
120.39% to 140.92%	25%
140.93% to 162.82%	50%
162.83% to 200.11%	75%
200.12%+	100%

        The time-based shares granted in 2015 cliff vest on December 31, 2019; provided, that the Named Executive is employed by the Company continuously for a period of at least forty-eight months from December 31, 2014 and not terminated for cause.

        In March 2011, the Company granted Mr. Richardson an award of 20,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. In May 2011, the Company granted Mr. Riley an award of 10,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. Mr. Richardson's shares cliff-vested on March 28, 2016 and Mr. Riley's shares cliff-vest in May 2016. In February 2011, Mr. Curry was granted an option to purchase 100,000 shares of Company common stock at an exercise price of $57.77. The option granted to Mr. Curry was part of a larger grant of options to new hires and employees that assisted the Company with the spin-off from GGP.

        The employment agreements with the Named Executives do not provide for long-term incentive compensation opportunities (with the exception of the grants of restricted shares of Company common stock granted to Messrs. Richardson and Riley). In connection with their hiring by the Company, Messrs. Weinreb, Herlitz and Richardson purchased for cash from the Company a warrant exercisable for shares of Company common stock. The compensation committee has also approved the use of options as part of the Company's compensation program for its other officers and employees. For additional information about the warrants purchased by the Company's executive officers, see "Related Party Transactions and Certain Relationships—Transactions After the Spin-Off—Warrant Agreements."

        Employee Benefits.    The Company provides health, life, and other insurance benefits to its Named Executives on the same basis as its other full-time employees. The Company does not provide its executives and other employees with defined pension or contribution benefits, supplemental retirement benefits, post-retirement benefits or deferred compensation programs.

        Severance Benefits.    The employment agreements with each of the Named Executives (other than Mr. Curry) provide for a cash severance payment in the event that, in connection with a change in control of the Company, the Named Executive's employment is terminated by the Company without cause or by the executive under certain circumstances. The cash severance payment is equal to three times (two times for each of Messrs. Richardson and Riley) the sum of the executive's base salary and annual incentive compensation for target level performance for the year in which the termination occurs. The employment agreements also provide that the terminated Named Executive will not engage in activities that are competitive with the Company's business for 12 months following his date of termination. Mr. Curry is not entitled to any severance payment on the event of a change in control of the Company.

        The compensation committee believes that these benefits are necessary and appropriate to attract and retain qualified executive officers insofar as these benefits are generally made available by other companies. Additionally, the change in control benefits are intended to ensure that the Company's Named Executives are able, as a practical matter, to evaluate any potential change in control transaction objectively and to encourage executive officers to remain employed by the Company in the event a change in control becomes a real possibility. For additional information regarding the employment agreements with the Company's executive officers, see "Executive Compensation—Employment Agreements" and "Potential Payments Upon Termination or Change in Control."

        No Tax "Gross-Up" Payments.    The Company does not provide, and no Named Executive is entitled to receive, any tax "gross-up" payments in connection with compensation, severance or other benefits provided by the Company.

        Executive Compensation Recoupment Policy.    The Board has adopted a policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. In the event of a material restatement of the Company's financial results due to misconduct, the compensation committee shall review the facts and circumstances and take the actions it considers appropriate with respect to any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the compensation committee, would have been paid had the financial results been properly reported, and (b) seeking to recover profits received by such officer during the 12 months after the restated period under any equity compensation awards. All determinations made by the compensation committee with respect to this policy shall be final and binding on all interested parties.

        Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code places a limit of $1.0 million on the amount of compensation a public company may deduct for federal income tax purposes in any one year with respect to the principal executive officer and the next three most highly compensated officers (excluding the principal financial officer) who were serving as executive officers as of the last day of the applicable year. Qualified performance-based compensation that meets certain requirements is, however, excluded from this limitation.

        The compensation committee intends to review on an annual basis the potential impact of this deduction limitation on executive compensation. The deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the control of the compensation committee. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

        The compensation committee will also consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives and otherwise reasonably practicable. Base salary does not qualify as performance-based compensation under Section 162(m).

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
R. Scot Sellers, Chair William Ackman Gary Krow Burton M. Tansky Mary Ann Tighe

 EXECUTIVE COMPENSATION

        The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding the executive compensation program presented under the caption "Compensation Discussion and Analysis" above.

Summary Compensation Table

        The following table sets forth information regarding the compensation of the Named Executives from 2013 through 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
David R. Weinreb	2015	1,000,000	—	—	—	3,750,000	72,000	4,822,000
Chief Executive Officer	2014	1,000,000	—	—	—	5,000,000	33,947	6,033,947
	2013	1,000,000	—	—	—	3,000,000	17,775	4,017,775
Grant Herlitz	2015	750,000	—	2,394,325	—	2,400,000	—	5,544,325
President	2014	750,000	—	1,787,631	—	3,000,000	—	5,537,631
	2013	750,000	—	1,395,077	—	2,000,000	—	4,145,077
Andrew Richardson	2015	500,000	—	1,596,226	—	1,200,000	—	3,296,226
Chief Financial Officer	2014	500,000	—	893,715	—	1,500,000	—	2,893,715
	2013	500,000	—	744,054	—	800,000	—	2,044,054
Peter Riley	2015	500,000	—	798,039	—	750,000	—	2,048,039
Senior Vice President,	2014	500,000	—	312,786	—	500,000	—	1,312,786
Secretary and General Counsel	2013	500,000	—	278,995	—	450,000	—	1,228,995
Christopher Curry	2015	500,000	500,000	382,043	—	—	—	1,382,043
Senior Executive Vice	2014	500,000	250,000	421,030	—	—	—	1,171,030
President of Development	2013	500,000	250,000	460,050	—	—	—	1,210,050

(1)
The amounts reported in the "Stock Awards" column include the grant date fair values of the restricted stock (time-based vesting and performance-based vesting) awarded to our Named Executives in 2015. Pursuant to SEC rules, the amounts shown in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the restricted stock is calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for further information regarding equity awards under our Incentive Plan. With respect to the performance-based restricted stock granted in 2015, the amounts above reflect the probable payout percentage awards calculated in accordance with Topic 718. The grant date fair value is an estimate made for financial accounting purposes. Assuming that the performance-based awards will be paid out at the maximum payout level, the awards would be as follows: Mr. Herlitz $894,393; Mr. Richardson $596,321; Mr. Riley $298,160; and Mr. Curry $142,139.

(2)
Reflects amounts paid under our 2015 annual incentive compensation plan. For additional information on annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(3)
Represents the incremental cost of the personal use of the corporate aircraft.

2015 Grants of Plan-Based Awards

        The following table provides information about equity and non-equity awards granted to the Named Executives in 2015.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (Time- based)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Weinreb	03/25/2015	500,000	1,500,000	2,000,000	—	—	—	—	—
Grant Herlitz	02/26/2015	—	—	—	2,530	—	10,121	—	894.393
	02/26/2015	—	—	—	—	—	—	10,121	1,499,932
	03/25/2015	375,000	750,000	1,125,000	—	—	—	—	—
Andrew Richardson	02/26/2015	—	—	—	1,687	—	6,748	—	596,321
	02/26/2015	—	—	—				6,747	999,905
	03/25/2015	300,000	500,000	700,000	—	—	—	—	—
Peter Riley	02/26/2015	—	—	—	843	—	3,374	—	298,160
	02/26/2015	—	—	—	—	—	—	3,373	499,879
	03/25/2015	200,000	300,000	400,000	—	—	—	—	—
Christopher Curry	02/25/2015	—	—	—	401	—	1,607	—	142,139
	02/25/2014	—	—	—	—	—	—	1,606	239,904

(1)
Reflects payouts under the Named Executive's employment agreement. The compensation committee determined that the Named Executives achieved the maximum level of performance in fiscal 2015 and determined to pay annual incentive bonuses in excess of the maximum amounts under the Named Executives' employment agreements. The annual incentive bonuses paid under the Incentive Plan are reported in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation heading. For more information, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(2)
Vesting of restricted stock (performance-based vesting) is based on TSR determined over a five-year period as set forth in the schedule below. TSR is calculated using the following formula: TSR = (Priceend – Pricebegin + Dividends / Pricebegin). $73.02, the closing price per share of the Company as of December 31, 2012, shall be used as the Pricebegin. The vesting schedule under the Incentive Plan does not contemplate a single target threshold. The restricted stock (performance-based vesting) will vest as follows:

Total Shareholder Return	Vesting %
0.00% to 120.38%	0%
120.39% to 140.92%	25%
140.93% to 162.82%	50%
162.83% to 200.11%	75%
200.12%+	100%
(3)
Represents the grant date fair value determined pursuant to FASB ASC Topic 718, based on the closing price of our common stock on the grant date for time-based restricted stock. With respect to performance-based restricted stock, amounts reflect the probable payout percentage for the awards calculated in accordance with Topic 718.

        As set forth their employment agreements, each of Messrs. Weinreb, Herlitz, Richardson and Riley are contractually eligible to receive an annual incentive compensation award based upon achievement of performance measures and objectives to be established by the compensation committee. The amount of the annual incentive compensation for achievement at the threshold level of performance is equal to 50% of the annual base salary for Messrs. Weinreb and Herlitz, 60% of the annual base salary for Mr. Richardson and 40% of the annual base salary for Mr. Riley. The amount of the annual incentive compensation for achievement at the target level of performance is equal to 150% for Mr. Weinreb, 100% of the annual base salary for Messrs. Herlitz and Richardson and 60% of the annual base salary for Mr. Riley. The amount of the annual incentive compensation for achievement at the maximum level of performance is equal to 200% of the annual base salary for Mr. Weinreb, 150% of the annual base salary for Mr. Herlitz, 140% of the annual base salary for Mr. Richardson and 80% of the annual base salary for Mr. Riley. In addition to the incentive compensation levels established under the Named Executives (other than Mr. Curry) employment agreements, the compensation committee establishes incentive compensation performance goals and maximum payouts under the Incentive Plan, which maximum payouts may be higher than the maximum payouts under the Named Executives' employment agreements. For additional information on annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation".

        Mr. Curry is an at-will employee and his bonus was not awarded under the terms of an employment agreement or any other compensatory arrangement. The amount of Mr. Curry's bonus was determined by the compensation committee, in accordance with the Company's general compensation policies.

Employment Agreements

        In November 2010, the Company entered into employment agreements in connection with hiring Mr. Weinreb as Chief Executive Officer of the Company and Mr. Herlitz as President of the Company. In February 2011, the Company entered into an employment agreement with Andrew Richardson in connection with hiring him as Chief Financial Officer of the Company. In April 2011, the Company entered into an employment agreement with Peter F. Riley in connection with hiring him as Senior Vice President, Secretary and General Counsel of the Company. Each of these employment agreements has a term of six years, unless terminated earlier. The agreements provide for an annual base salary of $1,000,000 for Mr. Weinreb, $750,000 for Mr. Herlitz, $500,000 for Mr. Richardson and $500,000 for Mr. Riley. Mr. Curry is an at-will employee and does not have an employment agreement with the Company.

        Under these agreements, if the Company terminates the employment of the executive without cause or the executive terminates his employment for good reason, in either case, in connection with or within 12 months following a change in control of the Company, the terminated executive will be entitled to receive:

  •
  an amount equal to three times (two times for Messrs. Richardson and Riley) the sum of his base salary and annual incentive compensation for target level performance for the year in which the termination occurs (the "Severance Payment");

  •
  an amount equal to his annual incentive compensation for the year in which the termination occurs, prorated for the number of days elapsed since the beginning of the year, based upon achievement of the applicable performance measures and objectives through the date of termination;

  •
  any unpaid base salary and accrued vacation through the date of termination; and

  •
  any other earned, but unpaid outstanding compensatory arrangements.

        Additionally, any outstanding equity awards held by the executive will immediately vest and become non-forfeitable.

        If an executive's employment is terminated under any other circumstances, the terminated executive will be entitled to receive the payments described above other than the Severance Payment and outstanding equity awards that have not vested and are subject to forfeiture.

        An executive is deemed to have been terminated without cause if the Board (excluding the executive if he is also a director) unanimously determines to terminate the executive for any reason other than:

  •
  conviction, plea of guilty or no contest to any felony;

  •
  gross negligence or willful misconduct in the performance of his duties;

  •
  drug addiction or habitual intoxication;

  •
  willful commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, violation of law or a material act of dishonesty against the Company;

  •
  material and continued breach of the employment agreement, after written notice for substantial performance is delivered by the Company;

  •
  willful material breach of Company policy or code of conduct; or

  •
  willful and continued failure to substantially perform his duties, other than as a result of the executive's incapacity due to physical or mental illness.

        An executive is deemed to have terminated his employment for good reason if his termination is based on the occurrence of any of the following events without the executive's consent:

  •
  a material diminution in his base compensation;

  •
  a material diminution in his authority, duties or responsibilities;

  •
  the executive no longer reports directly to the Chief Executive Officer or for Mr. Weinreb, the Board; or

  •
  any other action or inaction that constitutes a material breach by the Company of the executive's employment agreement.

        Each of the executives has agreed during the term of employment and for 12 months after his date of termination not to engage in any business competitive with the Company or to solicit the Company's employees without the prior written consent of the Company.

Stock Awards

        In March 2011, the Company granted Mr. Richardson a one-time award of 20,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. In May 2011, the Company granted Mr. Riley a one-time award of 10,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. Mr. Richardson's restricted shares vested in their entirety on March 28, 2016 and Mr. Riley's restricted shares vest in their entirety in May 2016. For additional information, see "Compensation Discussion and Analysis—Long Term Incentive Compensation."

Option Awards

        In February 2011, the Company granted Mr. Curry an option to purchase 100,000 shares of common stock of the Company, generally is not exercisable until January 1, 2017. The option granted to Mr. Curry was part of a larger grant of option awards to new hires and employees that assisted the Company with the spin-off.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the holdings of stock options and restricted stock by the named executives at December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. Weinreb	—	—	—	—	—	—	—	—
Grant Herlitz
02/26/2015(1)	—	—	—	—	—	—	10,121	1,145,292
02/26/2015(2)	—	—	—	—	—	—	2,530	286,295
03/21/2014(1)	—	—	—	—	—	—	6,945	785,896
03/21/2014(2)	—	—	—	—	—	—	1,736	196,446
06/06/2013(1)	—	—	—	—	—	—	9,097	1,029,417
06/06/2013(2)	—	—	—	—	—	—	2,274	275,326
Andrew Richardson	—	—	—		—	—
02/26/2015(1)	—	—	—	—	—	—	6,747	763,491
02/26/2015(2)	—	—	—	—	—	—	1,687	190,901
03/21/2014(1)	—	—	—	—	—	—	3,472	392,892
03/21/2014(2)	—	—	—	—	—	—	868	98,223
06/06/2013(1)	—	—	—	—	—	—	4,852	549,052
06/06/2013(2)			—	—	—	—	1,213	137,263
03/28/2011(3)	—	—	—	—	—	—	20,000	2,263,200
Peter Riley
02/26/2015(1)	—	—	—	—	—	—	3,373	381,689
02/26/2015(2)	—	—	—	—	—	—	843	95,394
03/21/2014(1)	—	—	—	—	—	—	1,215	137,489
03/21/2014(2)			—	—			304	34,401
06/06/2013(1)	—	—	—	—	—	—	1,819	205,838
06/06/2013(2)	—	—	—	—	—	—	455	51,488
05/02/2011(3)	—	—	—	—	—	—	10,000	1,131,600
Christopher Curry	—	—	—	—	—	—
02/25/2015(1)	—	—	—	—	—	—	1,606	181,735
02/25/2015(2)	—	—	—	—	—	—	401	45,377
02/24/2014(1)	—	—	—	—	—	—	1,762	199,388
02/24/2014(2)	—	—	—	—	—	—	440	49,790
06/06/2013(1)	—	—	—	—	—	—	3,000	339,480
06/06/2013(2)	—	—	—	—	—	—	750	84,870
02/28/201(4)	—	100,000	57.77	02/28/2021	—	—	—	—

(1)
Reflects the total amount of restricted stock (time-based vesting) and the market value of such stock based on a per share price of $113.16, the closing price of our common stock on December 31, 2015. The restrictions on the shares of restricted stock granted in 2013 lapse on December 31, 2017, the restrictions on the shares of restricted stock granted in 2014 lapse on December 31, 2018 and the restrictions on the shares of restricted stock granted in 2015 lapse on December 31, 2019.

(2)
Reflects the total amount of restricted stock (performance-based vesting) and the value of such stock that vest depending upon the attainment of specified levels of TSR. The amount and value of restricted stock (performance-based vesting) reported are based on achieving the threshold performance level. The market value of such stock is based on a per share price of $113.16, the closing price of our common stock on December 31, 2015. See Footnote 2 of the 2015 Grants of Plan-Based Awards table for information regarding the vesting of restricted stock (performance-based vesting).

(3)
The restricted shares granted to Mr. Richardson vested on March 28, 2016, and the shares granted to Mr. Riley vest on May 2, 2016. The market value of the restricted stock is based on a per share price of $113.16, the closing price of our common stock on December 31, 2015.

(4)
Mr. Curry was granted an option to purchase 100,000 shares of common stock on February 28, 2011, which becomes exercisable on January 1, 2017. Upon death or permanent disability, the options will be deemed to vest at a rate of 20% per year and the vested options will be immediately exercisable. Any or all of the options may become immediately exercisable upon retirement in the sole discretion of the Chief Executive Officer of the Company.

2015 Option Exercises and Stock Vested

        None of the Named Executives exercised any options or had any restricted stock that vested during 2015.

Potential Payments Upon Termination or Change in Control

        The following table summarizes the compensation and other benefits that would have become payable to the Named Executives (excluding Mr. Curry) assuming their employment had terminated on December 31, 2015, given the executive officer's base salary as of that date. In addition, the following table summarizes the compensation that would become payable to each of the Named Executives (excluding Mr. Curry) assuming that a change in control of the Company had occurred on December 31, 2015.

        In reviewing the table, please note the following:

  •
  the amounts shown are the benefits payable under the Company's employment agreements with Messrs. Weinreb, Herlitz, Richardson and Riley. For additional information regarding these employment agreements, see "Employment Agreements."

  •
  the cash severance payments payable under the Company's employment agreements with Messrs. Weinreb, Herlitz, Richardson and Riley include annual incentive compensation. In fiscal 2015, the compensation committee determined that each of Messrs. Weinreb, Herlitz, Richardson and Riley achieved the maximum level of performance. For additional information regarding these annual incentive compensation see "Annual Incentive Compensation Plan" and "Employment Agreements."

	Cash Severance ($)	Acceleration of Equity Awards ($)	Total ($)
David. R. Weinreb
Termination for any reason not in connection with a change in control	2,000,000	—	2,000,000
Termination without cause or for good reason in connection with a change in control	9,500,000	—	9,500,000
Grant Herlitz
Termination for any reason not in connection with a change in control	1,125,000	—	1,125,000
Termination without cause or for good reason in connection with a change in control	5,625,000	5,931,621	11,556,621
Andrew C. Richardson
Termination for any reason not in connection with a change in control	700,000	—	700,000
Termination without cause or for good reason in connection with a change in control	2,700,000	5,674,295	8,374,295
Peter F. Riley
Termination for any reason not in connection with a change in control	400,000	—	400,000
Termination without cause or for good reason in connection with a change in control	2,000,000	2,582,085	4,582,085

EQUITY COMPENSATION PLAN INFORMATION

        As of December 31, 2015, the Incentive Plan was the only compensation plan under which securities of the Company were authorized for issuance. The following table provides information as of December 31, 2015 regarding the Company's existing plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	1,086,040	$77.11	$3,404,073

(1)
Reflects stock option and restricted stock grants under the Incentive Plan.

 STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

        In order to be included in the Company's proxy materials for the 2017 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary, by December 8, 2016, and otherwise comply with all requirements of the SEC for stockholder proposals.

        If you do not wish to submit a proposal for inclusion in next year's proxy materials, but instead wish to present it directly at the annual meeting of stockholders, you must give timely written notice of the proposal to the Company's Corporate Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the above address no earlier than 120 days (January 19, 2017) nor later than 90 days prior (February 18, 2017) to the first anniversary date of the preceding year's annual meeting. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by the Company's by-laws. A copy of the Company's by-laws is available upon request from the Company's Corporate Secretary.

OTHER MATTERS

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company. All of the expenses involved in soliciting proxies for the Annual Meeting will be paid by the Company. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of our common stock. The solicitation of proxies will be conducted primarily by mail, but may include telephone, email, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

        The Board is not aware of any other business that may be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Peter R. Riley Senior Vice President, Secretary and General Counsel
Dallas, Texas April 7, 2016

 DIRECTIONS TO ANNUAL MEETING

The Westin Galleria Dallas
13340 Dallas Parkway
Dallas, Texas 75240

  •
  Follow Interstate 635 West

  •
  Take the 22D Exit

  •
  Take the Dallas Parkway North and get off on the Alpha Exit

  •
  Turn right on Noel Road

  •
  Take another right

  •
  The hotel will be on the left

From West

  •
  Take Interstate 635 East to Exit 22 D

  •
  Follow the Dallas Parkway North

  •
  Take the Alpha Exit

  •
  Turn right on Noel Road

  •
  Take another right

  •
  The hotel will be on the left

From South

  •
  Take Interstate 35 North to Interstate 75 North

  •
  Follow Interstate 75 North to Interstate 635 East

  •
  Take the 22D Exit

  •
  Follow the Dallas Parkway North and get off on the Alpha Exit

  •
  Turn right onto Noel Road

  •
  Take another right

  •
  The hotel will be on the left

From North

  •
  Take Interstate 35 South to Interstate 45 South

  •
  Follow Interstate 45 South to Interstate 75 South

  •
  Follow Interstate 75 South to Interstate 635 East

  •
  Take the 22D Exit

  •
  Follow the Dallas Parkway North and get off on the Alpha Exit

  •
  Turn right on Noel Road

  •
  Take another right

  •
  The hotel will be on the left

ANNEX A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
THE HOWARD HUGHES CORPORATION

        The present name of the corporation is The Howard Hughes Corporation (the "Corporation"). The Corporation was incorporated under the name "Spinco, Inc." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on July 1, 2010, which name was changed to "The Howard Hughes Corporation" by the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on October 8, 2010. This Second Amended and Restated Certificate of Incorporation, which restates and integrates and also further amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"). The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

        The name of the corporation (which is hereinafter referred to as the "Corporation") shall be The Howard Hughes Corporation.

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") may designate or as the business of the Corporation may from time to time require.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

        A.    Classes and Number of Shares.    The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, consisting of (i) Fifty Million (50,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.01 per share (the "Common Stock").

        B.    Common Stock.    The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time (the "Certificate of Incorporation"), in a Preferred Stock Designation (as hereinafter defined), or as required by law.

        C.    Preferred Stock.    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

  (1)
  The designation of the series, which may be by distinguishing number, letter or title.The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

  (2)
  Whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series.

  (3)
  The redemption provisions and price or prices, if any, for shares of the series.

  (4)
  The terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series.

  (5)
  The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

  (6)
  Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

  (7)
  Restrictions on the issuance of shares of the same series or of any other class or series.

  (9)
  The voting rights, if any, of the holders of shares of the series.

        D.    Issuance of Rights to Purchase Securities and Other Property.    Subject to the express rights of the holders of any series of Preferred Stock, if any outstanding, but only to the extent expressly set forth in the Preferred Stock Designation with respect thereto, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation or other securities of the Corporation, at such times, in such amounts, to such persons, for such consideration, with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation or other securities of the Corporation are to be issued) and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the DGCL, other applicable laws and this Certificate of Incorporation.

ARTICLE V

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation; provided, however, that any amendment, alteration, modification or repeal of a Bylaw or adoption of a new provision in the Bylaws, in each case by the stockholders, may provide that it cannot be further amended, altered, modified or repealed by the Board of Directors, in which case the Board of Directors shall not be authorized to further amend, alter, modify or repeal such Bylaw amendment or such new Bylaw provision.

 ARTICLE VI

        A.    Subject to the rights of the holders of any series of Preferred Stock, if any outstanding, as set forth in a Preferred Stock Designation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws and the DGCL.

        B.    Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

        C.    Subject to the rights of the holders of any series of Preferred Stock, if any outstanding, with respect to the election of directors under specified circumstances, any director may be removed from office at any time~~, but only for cause and~~ only by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

        D.    Notwithstanding the foregoing provisions of this Article VI and any limitations contained in any Preferred Stock Designation, each director shall serve until such director's successor is duly elected and qualified or until such director's death, resignation or removal. No change in the number of directors constituting the Board of Directors shall shorten or increase the term of any incumbent director.

ARTICLE VII

        The Corporation, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability entity, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss (including judgments, fines and amounts paid in settlement) suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person (other than proceedings to enforce rights conferred by this Certificate of Incorporation or the Bylaws of the Corporation) only if the commencement of such proceeding was authorized in the specific case by the Board of Directors. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation or its subsidiaries with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

ARTICLE VIII

        No director shall be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of any provision of this Certificate of Incorporation inconsistent with the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE IX

        The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

ARTICLE X

        The Corporation reserves the right at any time and from time to time to amend, modify or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware in force at such time may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X; provided, however, that any amendment, modification or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment, modification or repeal.

ARTICLE XI

        The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XII

        Subject to the rights of the holders of any series of Preferred Stock as set forth in a Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

ARTICLE XIII

        The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of title 11 of the United States Code (the "Bankruptcy Code") as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that this Article XIII (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation and (c) in all events may be amended or eliminated from time to time in accordance with applicable law.

ARTICLE XIV

        In addition to any votes required by applicable law and subject to the express rights of the holders of any series of Preferred Stock, if any outstanding, and notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with Articles V, VII, XII and this Article XIV.

~~ARTICLE XV~~

        ~~It is in the best interests of the Corporation and its shareholders that certain restrictions on the transfer or other disposition of certain corporation securities, as relates to the preservation of certain tax attributes, be established as more fully set forth in this Article XV.~~

        ~~A.    Certain Definitions~~.    ~~As used in this Article XV, the following terms have the following respective meanings:~~

        ~~"Acquire" means the acquisition of ownership of Corporation Securities by any means, including, without limitation, (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities, or (iii) any other acquisition or transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect acquisition (including the acquisition of an ownership interest in a Substantial Holder), but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered an owner within the meaning of the United States federal income tax laws. The terms "Acquires" and "Acquisition" shall have the same meaning.~~

        ~~"Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and any reference to a section of the Code shall include any comparable successor provision.~~

        ~~"Corporation Securities" means (i) shares of Common Stock, (ii) shares of Preferred Stock (unless otherwise provided by the Board of Directors in connection with the issuance or reissuance of such shares), and (iii) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382-4(d)(8)) to purchase stock of the Corporation, but only to the extent such warrants, rights or options are treated as exercised pursuant to Treasury Regulation Section 1.382-4(d) or otherwise regarded as "stock" under general federal income tax principles.~~

        ~~"Investment Agreements" means (i) that certain Amended and Restated Cornerstone Investment Agreement, effective as of March 31, 2010, by and between General Growth Properties, Inc. and REP Investments LLC, (ii) that certain Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, by and between General Growth Properties, Inc. and The Fairholme Fund and Fairholme Focused Income Fund and (iii) that certain Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, by and between General Growth Properties, Inc. and Pershing Square Capital Management, L.P., on behalf of Pershing Square L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd.; each as may be further amended or modified from time to time.~~

        ~~"Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h) (without regard to the rule that treats stock of an~~

~~entity as to which the constructive ownership rules apply as no longer owned by that entity), (j) and (k).~~

        ~~"Person" means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or "entity" within the meaning of Treasury Regulation Section 1.382-3.~~

        ~~"Plan of Reorganization" means the bankruptcy plan of reorganization of General Growth Properties, Inc. and its subsidiaries pursuant to which the Common Stock of the Corporation is distributed to, among others, the shareholders of General Growth Properties, Inc.~~

        ~~"Prohibited Acquisition" means any purported Acquisition of Corporation Securities to the extent that such Acquisition is prohibited and/or void under this Article XV.~~

        ~~"Restriction Release Date" means the earlier of (i) the first day after the date on which a majority of the Board of Directors determines that the restrictions contained in this Article XV are no longer necessary for the preservation of the Tax Benefits, (ii) the first day after the date on which a majority of the Board of Directors determines that it is no longer in the best interests of the Corporation and the shareholders for the restrictions contained in this Article XV to continue to apply, (iii) November 10, 2013 or (iv) the repeal of Section 382 of the Code.~~

        ~~"Substantial Holder" means a Person holding Corporation Securities representing a Percentage Stock Ownership (including indirect ownership, as determined under applicable Treasury Regulations) in any class of Corporation Securities of at least 4.99%.~~

        ~~"Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any "net unrealized built-in loss" within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.~~

        ~~"Treasury Regulation" means a Treasury regulation promulgated under the Code.~~

        ~~B.    Restrictions.~~

        ~~(1)   Except as provided in paragraph C of this Article XV, no Person shall be permitted to make an Acquisition and any such purported Acquisition will be void ab initio, (i) to the extent that after giving effect to such purported Acquisition the purported transferee or a Person related to the purported transferee would become a Substantial Holder and such purported Acquisition would decrease the purported transferor's Percentage Stock Ownership of Corporation Securities, or (ii) if such Person is a Substantial Holder and such purported Acquisition would increase such Substantial Holder's Percentage Stock Ownership of Corporation Securities; provided, however, that nothing in this Article XV shall apply to any Acquisition pursuant to which the acquiring Person owns at least 80% (or such other lesser amount as may be required from time to time to conduct a merger in accordance with Section 253 of the DGCL) of the Voting Stock. The prior sentence is not intended to prevent the Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange, but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Acquisition.~~

        ~~(2)   The Corporation may require as a condition to the registration of the Acquisition of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed acquirer or payee furnish to the Corporation the information reasonably necessary to allow the Corporation to determine whether a transaction would constitute a Prohibited Acquisition (including with respect to all the direct or indirect ownership interests in such Corporation Securities). The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this~~

~~Article XV, including, without limitation, authorizing such transfer agent to require an affidavit from a purported transferee regarding such Person's actual and constructive ownership of Corporation Securities and other evidence that an Acquisition will not be prohibited by this Article XV as a condition to registering any Acquisition.~~

        ~~C.    Certain Exceptions.    The restrictions set forth in paragraph B of this Article XV shall not apply to (i) a proposed Acquisition if the transferor or the transferee, upon providing at least twenty (20) days prior written notice of such proposed Acquisition to the Board of Directors, obtains the written consent to the proposed Acquisition from a majority of the Board of Directors, (ii) a proposed Acquisition that is made as part of (A) a tender or exchange offer by the Corporation to purchase Corporation Securities, (B) a purchase program effected by the Corporation on the open market and not the result of a privately-negotiated transaction, (C) any optional or required redemption of a Corporation Security pursuant to the terms of such security, or (D) the acquisition of any capital stock or other equity interest or exercise of any subscription right or warrant or option issued pursuant to or contemplated by the Plan of Reorganization or the Investment Agreements, or (iii) an Acquisition after the Restriction Release Date. In determining whether to grant its consent to a proposed Acquisition, the Board of Directors is permitted, but not required, to assume, among other things, that any shares held by a Substantial Holder will shortly be sold and to take into account potential capital transactions in which the Corporation may seek to engage in the future (whether or not currently under consideration). As a condition to granting its consent, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) such representations from the transferor and/or transferee or such opinions of counsel to be rendered by counsel selected by the Board of Directors, in each case as to such matters as the Board of Directors determines.~~

        ~~D.    Treatment of Excess Securities.~~

        ~~(1)   No employee or agent of the Corporation shall record any Prohibited Acquisition, and the purported acquirer in a Prohibited Acquisition (the "Purported Acquirer") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Acquisition (the "Excess Securities"). The Purported Acquirer shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, but, once the Excess Securities have been acquired in an Acquisition that is not a Prohibited Acquisition, such Corporation Securities shall cease to be Excess Securities.~~

        ~~(2)   If the Board of Directors determines that a Prohibited Acquisition has been recorded by an agent or employee of the Corporation, such recording and the Prohibited Acquisition shall be void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Acquirer shall transfer or cause to be transferred any certificate or other evidence of ownership or proceeds from the resale by such Purported Acquirer of the Excess Securities within the Purported Acquirer's possession or control, together with any dividends or other distributions that were received by the Purported Acquirer from the Corporation with respect to the Excess Securities (the "Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers the Excess Securities transferred to it in one or more arm's-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities; provided, further, however, that if the Agent holds any Excess Securities constituting Voting Stock on or after the record date for any vote of the stockholders, the Agent shall vote all such securities in connection with such vote in accordance with the recommendation of the Designated Proxy Firm and shall abstain if no such~~

~~recommendation has been made. For the purposes of this subsection (2), the "Designated Proxy Firm" means Institutional Shareholder Services Inc. or any successor thereto or a nationally recognized proxy advisory firm designated by the vote of a majority of the independent members of the Board of Directors in their discretion from time to time; provided, however, that the independent members of the Board of Directors shall not designate a Designated Proxy Firm after the date on which a meeting of stockholders has been called until after such meeting has been held; provided, further, however that if such meeting has been adjourned, no designation of a Designated Proxy Firm shall occur until after the date on which such adjourned meeting has been held. The Purported Acquirer shall be deemed to have given, as of the close of business on the business day prior to the date of the Prohibited Acquisition that results in the transfer of the Excess Securities to the Agent, an irrevocable proxy to the Trustee to vote the Excess Securities constituting shares of Voting Stock in accordance with this subsection (2). If the Purported Acquirer has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Acquirer shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Acquirer to retain a portion of such sales proceeds not exceeding the amount that the Purported Acquirer would have received from the Agent pursuant to paragraph D(3) of this Article XV if the Agent, rather than the Purported Acquirer, had resold the Excess Securities; or~~

        ~~(3)   The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Acquirer had previously resold the Excess Securities, any amounts received by it from a Purported Acquirer, as follows:~~

          ~~(a)   first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;~~

          ~~(b)   second, any remaining amounts shall be paid to the Purported Acquirer, up to the amount paid by the Purported Acquirer for the Excess Securities (or in the case of any Prohibited Acquisition by gift, devise or inheritance or any other Prohibited Acquisition without consideration, the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Acquisition, or (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Prohibited Acquisition or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the counter market, then as determined in good faith by the Board of Directors, which amount (or fair market value) shall be determined at the discretion of the Board of Directors); and~~

          ~~(c)   third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Acquisition not sold by the Agent in a prior sale or sales) represent a 4.99% or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Corporation in excess of 4.99%.~~

~~The recourse of any Purported Acquirer in respect of any Prohibited Acquisition shall be limited to the amount payable to the Purported Acquirer pursuant to clause (b) above. Except as may be required by~~

~~law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article XV inure to the benefit of the Corporation.~~

        ~~(4)   If the Purported Acquirer fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a demand pursuant to paragraph D(2) of this Article XV, then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.~~

        ~~(5)   Notwithstanding any other provision this paragraph D, where a Prohibited Acquisition occurs between Persons identified by the Corporation, the Corporation may require that the Prohibited Acquisition be rescinded; provided, that the Purported Acquirer derives no net benefit from the Prohibited Acquisition and its rescission or any net benefit is treated in accordance with clause (c) of paragraph D(3). The Corporation may institute legal proceedings to force a rescission pursuant to this paragraph D(5).~~

        ~~(6)   In the event of any Acquisition which does not involve a transfer of Corporation Securities but which would cause a Substantial Holder to violate a restriction on Acquisition provided for in Article XV, the application of this paragraph D shall be modified as described in this paragraph D(6). In such case, no such Substantial Holder shall be required to dispose of any interest that is not a Corporation Security, but such Substantial Holder and/or any Person whose ownership of Corporation Securities is attributed to such Substantial Holder shall be deemed to have disposed of and shall be required to dispose of sufficient Corporation Securities (which Corporation Securities shall be disposed of in the inverse order in which they were acquired) to cause such Substantial Holder, following such disposition, not to be in violation of this Article XV. Such disposition shall be deemed to occur simultaneously with the Purported Acquisition giving rise to the application of this provision, and the number of Corporation Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of as provided in paragraph D(2); provided, however, that the maximum aggregate amount payable either to such Substantial Holder or to such other Person that was the direct holder of such Excess Securities in connection with such sale shall be the fair market value of such Excess Securities at the time of the Purported Acquisition. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Substantial Holder or such other Person. The purpose of this paragraph D(6) is to make clear the remedy for situations in which there is a Prohibited Acquisition without a direct Acquisition of Corporation Securities, and this paragraph D(6), along with the other provisions of this Article XV, shall be interpreted to produce the same results, with differences as the context requires, as a direct Acquisition of Corporation Securities.~~

        ~~E.    Bylaws, Legends, etc.~~

        ~~(1)   The Bylaws may make appropriate provisions to effectuate the requirements of this Article XV.~~

        ~~(2)   Until the Restriction Release Date, all certificates representing Corporation Securities during the effectiveness of this Article XV shall bear a conspicuous legend as follows:~~

        ~~THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO OWNERSHIP RESTRICTIONS PURSUANT TO ARTICLE XV OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE HOWARD HUGHES CORPORATION WILL FURNISH A COPY OF ITS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.~~

        ~~(3)   The Corporation shall have the power to make appropriate notations upon its stock transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to~~

~~the requirements of this Article XV for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system.~~

        ~~(4)   The Board of Directors shall have the power to determine all matters necessary for determining compliance with this Article XV, including, without limitation, determining (A) the identification of Substantial Holders, (B) whether an Acquisition is a Prohibited Acquisition, (C) the Percentage Stock Ownership of any Substantial Holder or other Person, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Acquirer pursuant to clause (b) of paragraph D(3) of this Article XV, and (F) any other matters which the Board determines to be relevant. The good faith determination of the Board on such matters shall be conclusive and binding for the purposes of this Article XV. Without limiting the generality of the foregoing, in the event of a change in law or Treasury Regulations making one or more of the following actions necessary or desirable, the Board of Directors may (i) modify the specific application of the transfer restrictions set forth in this Article XV, or (ii) modify the definitions of any terms set forth in this Article XV; provided, that a majority of the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or advisable to preserve the Tax Benefit under the Code and the regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefit.~~

        ~~(5)   The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XV without any requirement of the posting of a bond in connection therewith or any related appellate proceeding and each holder of Corporation Securities is deemed to have waived any right to require the posting of any such bond.~~

        ~~(6)   No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.~~

        ~~F.    Damages.    Any Person subject to the provisions of this Article XV who knowingly violates or any Person who knowingly causes a stockholder of the Corporation under such Person's control and subject to the provisions of this Article XV to knowingly violate the provisions of this Article XV shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.~~

        ~~G.    Reliance.    The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XV, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith.~~

        ~~H.    Severability~~.    ~~Any provision in this Article XV which is judicially determined to be prohibited, invalid or otherwise unenforceable (whether on its face or as applied to a particular stockholder, transferee or Acquisition) under the laws of the State of Delaware shall be ineffective to the extent of such prohibition, invalidity or unenforceability without prohibiting, invalidating or rendering unenforceable the remaining provisions of this Article XV and of this Certificate of Incorporation, which shall be thereafter interpreted as if the prohibited, invalid or unenforceable part had been reformed to the extent required to be valid, legal and enforceable, and, to the maximum extent possible, in a manner consistent with preserving the Corporation's use of the Tax Benefits without any Code Section 382 limitation.~~

        ~~I.    Waiver of Restrictions.    Upon the occurrence of the Restriction Release Date, the Board of Directors shall promptly cause the Corporation to (i) announce waiver of the restrictions in paragraph B of this Article XV by press release and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and (ii) following the delivery by any stockholder to the Company of a certificate representing Corporation Securities legended in accordance with paragraph E(2) of this Article XV, deliver or cause to be delivered to such stockholder a certificate representing such Corporation Securities that is free from such legend.~~

        This Second Amended and Restated Certificate of Incorporation shall become effective ~~at 9:31 a.m. ET on November 9, 2010~~upon filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its ~~Interim Chief Financial Officer this 9th day of November, 2010.~~ Senior Vice President, Secretary and General Counsel on this [INSERT DATE]

THE HOWARD HUGHES CORPORATION
/s/ ~~Rael Diamond~~Peter F. Riley

Name: ~~Rael Diamond~~Peter F. Riley
~~Its: Interim Chief Financial Officer~~Its: Senior Vice President, Secretary and General Counsel

SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE HOWARD HUGHES CORPORATION

ANNEX B

Supplemental Information

December 31, 2015

        Adjusted net income is a non-GAAP measure that excludes depreciation and amortization and non-cash warrant liability and tax indemnity receivable gains and losses. The presentation of net income excluding these items is consistent with other companies in the real estate business who also typically report an earnings measure that excludes non-cash depreciation and amortization. The tax indemnity receivable was settled in the fourth quarter 2014 and is not a component of our net income beginning in 2015.

	Year Ended December 31,
Reconciliation of Adjusted Net Income to Net Income attributable to common stockholders (in thousands)	2015	2014
Adjusted Net Income (loss)	$132,747	$147,367
Depreciation and amortization (net of tax)	(64,348)	(36,373)
Warrant liability gain (loss)	58,320	(60,520)
Loss on settlement of tax indemnity receivable	—	(74,095)
Increase in tax indemnity receivable	—	90

Net income attributable to common stockholders	$126,719	$(23,531)

Operating Assets Net Operating Income

        The Company believes that NOI is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in occupancy rates, rental rates, and operating costs. We define NOI as revenues (rental income, tenant recoveries and other income) less expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI also excludes straight line rents and tenant incentives amortization, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs and equity in earnings from Real Estate and Other Affiliates.

        We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results, gross margins and investment returns.

        Although we believe that NOI provides useful information to the investors about the performance of our Operating Assets due to the exclusions noted above, NOI should only be used as an alternative measure of the financial performance of such assets and not as an alternative to GAAP net income (loss).

 Operating Assets NOI and REP EBT

	Year Ended December 31,
(In thousands)	2015	2014	Changes
Retail
Columbia Regional(a)	$1,342	$268	$1,074
Cottonwood Square	677	647	30
Creekside Village Green(b)	824	—	824
Downtown Summerlin(b)	10,117	810	9,307
Hughes Landing Retail(b)	1,468	—	1,468
1701 Lake Robbins(c)	399	185	214
Landmark Mall(d)	(347)	953	(1,300)
Outlet Collection at Riverwalk(e)	6,450	528	5,922
Park West(f)	1,812	2,058	(246)
Ward Village(g)	25,566	24,255	1,311
20/25 Waterway Avenue	1,883	1,505	378
Waterway Garage Retail	690	809	(119)

Total Retail	50,881	32,018	18,863

Office
10 - 70 Columbia Corporate Center(h)	12,375	2,351	10,024
Columbia Office Properties	450	496	(46)
One Hughes Landing(i)	5,262	4,443	819
Two Hughes Landing(j)	4,489	157	4,332
1725 Hughes Landing Boulevard(b)	(208)	—	(208)
1735 Hughes Landing Boulevard(b)	(34)	—	(34)
2201 Lake Woodlands Drive(k)	(144)	141	(285)
9303 New Trails	1,898	1,860	38
110 N. Wacker	6,100	6,077	23
One Summerlin(b)	(206)	—	(206)
3831 Technology Forest Drive(l)	1,956	(1)	1,957
3 Waterway Square	6,288	6,181	107
4 Waterway Square	5,766	5,756	10
1400 Woodloch Forest	1,621	1,191	430

Total Office	45,613	28,652	16,961

Hughes Landing Hotel(b)	(25)	—	(25)
85 South Street(m)	494	(188)	682
Millennium Waterway Apartments(n)	4,169	4,386	(217)
One Lakes Edge(b)	982	—	982
The Woodlands Resort & Conference Center(o)	10,560	6,092	4,468

Total Retail, Office, Multi-family, Hospitality	112,674	70,960	41,714

The Woodlands Ground leases(p)	1,190	458	732
The Woodlands Parking Garages	(508)	(598)	90
Other Properties	3,857	2,116	1,741

Total Other	4,539	1,976	2,563

Operating Assets NOI—Consolidated and Owned	117,213	72,936	44,277

	Year Ended December 31,
(In thousands)	2015	2014	Changes
Redevelopments
South Street Seaport(b)	(2,692)	(593)	(2,099)

Total Operating Asset Redevelopments	(2,692)	(593)	(2,099)
Dispositions
The Club at Carlton Woods(b)	(942)	(4,410)	3,468
Rio West Mall	—	77	(77)

Total Operating Asset Dispositions	(942)	(4,333)	3,391

Total Operating Assets NOI—Consolidated	113,579	68,010	45,569

Straight-line lease amortization(q)	7,391	1,064	6,327
Demolition costs	(2,675)	(6,712)	4,037
Development-related marketing costs	(9,747)	(9,770)	23
Depreciation and amortization	(89,075)	(49,272)	(39,803)
Write-off of lease intangibles and other	(671)	(2,216)	1,545
Other income, net	524	—	524
Equity in earnings from Real Estate and Other Affiliates	1,883	2,025	(142)
Interest, net	(31,111)	(16,930)	(14,181)

Total Operating Assets REP EBT(r)	$(9,902)	$(13,801)	$3,899

	Year Ended December 31,
	2015	2014	Change
Operating Assets NOI—Equity and Cost Method Investments
Millennium Woodlands Phase II	$1,414	$(84)	$1,498
Stewart Title Company	2,007	2,659	(652)
Summerlin Baseball Club	305	(153)	458
The Metropolitan Downtown Columbia(b)	1,194	—	1,194
Woodlands Sarofim # 1	1,496	1,516	(20)

Total NOI—equity investees	6,416	3,938	2,478
Adjustments to NOI(s)	(3,069)	(1,112)	(1,957)

Equity Method Investments REP EBT	3,347	2,826	521
Less: Joint Venture Partner's Share of REP EBT	(3,211)	(2,450)	(761)

Equity in earnings from Real Estate and Other Affiliates	136	376	(240)

Distributions from Summerlin Hospital Investment(t)	1,747	1,649	98

Segment equity in earnings from Real Estate and Other Affiliates	1,883	2,025	(142)

Company's Share of Equity Method Investments NOI
Millennium Woodlands Phase II	1,151	(68)	1,219
Stewart Title Company	1,004	1,330	(326)
Summerlin Baseball Club	153	(77)	230
The Metropolitan Downtown Columbia(b)	597	—	597
Woodlands Sarofim # 1	299	303	(4)

Total NOI—equity investees	$3,204	$1,488	$1,716

(In thousands)	Ownership	Debt	Cash
Millennium Woodlands Phase II	81.43%	$37,700	$2,017
Stewart Title Company	50.00%	—	365
Summerlin Baseball Club	50.00%	—	1,110
The Metropolitan Downtown Columbia(b)	50.00%	63,069	3,050
Woodlands Sarofim # 1	20.00%	5,922	667

(a)
Stabilized annual NOI of $2.2 million is expected by the end of 2017.

(b)
Please refer to discussion in our Form 10-K for a further description on the property.

(c)
Property was acquired in July 2014.

(d)
The negative NOI in 2015 is due to a decline in occupancy as the property loses tenants in anticipation of its redevelopment. The higher 2014 NOI is due to a one-time favorable property tax settlement with the City of Alexandria of $0.7 million that occurred in the first quarter 2014.

(e)
Property was re-opened May 2014 after an extensive redevelopment. Stabilized annual NOI of $7.5 million is expected by early 2017 based on leases in place as of December 31, 2015.

(f)
NOI decreased for the year ended December 31, 2015, due to the loss of a 18,339 square foot tenant. The space was subsequently released with no additional tenant improvements required.

(g)
NOI increase is primarily due to higher rental rates and increased occupancy.

(h)
In December 2014, we acquired 10-60 Columbia Corporate Center comprised of six adjacent office buildings totaling 716,998 square feet. We acquired 70 Columbia Corporate Center in 2012.

(i)
NOI increase for the years ended December 31, 2015 and 2014 relate to continued increase in occupancy and stabilization of the property.

(j)
Building was placed in service at the end of 2014. NOI increased for the year ended December 31, 2015 due primarily to increased occupancy and a $2.0 million lease termination fee.

(k)
The decrease in NOI is directly related to the decrease in occupancy from 100% occupied in August 2014 to unoccupied as of December 31, 2015. The building is used as temporary space.

(l)
Building was placed in service in 2014 and is 100% leased to a single tenant.

(m)
Building was acquired in October 2014 and is 100% occupied.

(n)
The decrease in NOI is due to the decrease in occupancy from 91.0% at December 31, 2014 to 84.5% at December 31, 2015.

(o)
The Property underwent an extensive renovation project in 2014 which resulted in lower NOI. The renovation project was completed in late 2014 and the 2015 NOI has increased due to the higher revenue per available room ("RevPAR") resulting from the new and upgraded rooms.

(p)
The increase in NOI is from new ground leases executed in 2015.

(q)
The net change in straight-line lease amortization for the year ended December 31, 2015 compared to the same periods in 2014 is primarily due to new leases at Downtown Summerlin and 10-60 Columbia Corporate Center purchased in December 2014.

(r)
For a detailed breakdown of our Operating Asset segment REP EBT, please refer to Note 17—Segments in the Condensed Consolidated Financial Statements.

(s)
Adjustments to NOI include straight-line rent and market lease amortization, demolition costs, depreciation and amortization and non-real estate taxes. The increases are primarily due to placing Millennium Woodlands Phase II in service during the third quarter 2014 and placing The Metropolitan Downtown Columbia in service in 2015.

(t)
Distributions from the Summerlin Hospital are typically made one time per year in the first quarter.

THE COMPANY NAME INC. - 401 K THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS A NAME THE COMPANY NAME INC. - COMMON KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 02 0000000000 SHARES CUSIP # SEQUENCE # 0 0 0 0 0 0 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2 Advisory vote to approve named executive officer compensation. 3 The approval of the Second Amended and Restated Certificate of Incorporation to permit stockholders to remove directors with or without cause and delete obsolete provisions. 4 The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Nominees For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date JOB # 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01 William Ackman 02 Adam Flatto 03 Jeffrey Furber 04 Allen Model 05 R. Scot Sellers 06 Steven Shepsman 07 Burton M. Tansky 08 Mary Ann Tighe 09 David R. Weinreb The Board of Directors recommends you vote FOR the following: 0000281413_1 R1.0.1.25 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 1 OF 2 1 1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 THE HOWARD HUGHES CORPORATION 13355 NOEL ROAD, 22nd Floor DALLAS, TX 75240 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 SHARES CONTROL # →

Annual Meeting of Stockholders The Westin Galleria Dallas 13340 Dallas Parkway, Dallas, Texas 75240 Thursday, May 19, 2016 Meeting begins promptly at 8:00 a.m. local time Please plan to arrive early as there will be no admission after the meeting begins To attend the meeting, please present this admission ticket and photo identification at the registration desk upon arrival Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com THE HOWARD HUGHES CORPORATION Annual Meeting of Stockholders May 19, 2016 8:00 A.M. This proxy is solicited by the Board of Directors Continued and to be signed on reverse side This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy authorizes Grant D. Herlitz and Peter F. Riley to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. The stockholder(s) hereby appoint(s) Grant D. Herlitz and Peter F. Riley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE HOWARD HUGHES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 8:00 a.m., local time, on Thursday, May 19, 2016, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, and any adjournment or postponement thereof.